Exhibit 10.1

AGREEMENT

THIS AGREEMENT made this 9th day of June in the year 2005, by and between Big Boulder Corporation a legal entity organized and existing in the County of Carbon under and by virtue of the laws of the State of Pennsylvania, hereinafter designated as the Owner, and Robert C. Young, Inc., hereinafter designated as the Contractor.

The Owner and the Contractor, in consideration of the mutual covenants hereinafter set forth, agree as follows:

ARTICLE 1 - THE WORK

The Contractor shall complete the Work as specified or indicated on the Notice of Award and as outlined on the Bid Schedule(s) of the Owner's Contract Documents entitled:

BIG BOULDER CORPORATION

LAURELWOODS II RESIDENTIAL DEVELOPMENT

ROCKLEDGE DRIVE/LAURELWOODS DRIVE, WOODSBLUFF COURT,

WOODHOLLOW COURT AND LAURELWOODS DRIVE

INFRASTRUCTURE - PROJECT N0.1863

The work is generally described as follows:  Installation of mass excavation and fill; stormwater retention facilities; storm sewer and water lines and associated facilities; roadway construction; erosion and sedimentation control; swale construction; ground restoration; road signs; street lights and all appurtenances, as described in the Contract Documents.

ARTICLE 2 - COMMENCEMENT AND COMPLETION

The Work to be performed under this Contract shall be commenced on the date specified the Notice to Proceed by the Owner and the Work shall be fully completed 180 days after the date of Commencement of the Work, as specified in the Notice to Proceed.

The Owner and the Contractor recognize that time is of the essence in this Agreement and that the Owner will suffer financial loss if the Work is not completed within the time specified in Article 2, herein, plus any extensions thereof allowed in accordance with Article 12 of the General Conditions. They also recognize the delays, expense, and difficulties involved in proving in a legal proceeding the actual loss suffered by the Owner if the Work is not completed on time. Accordingly, instead of requiring any such proof, the Owner and the Contractor agree that as liquidated damages or delays (but not as a penalty) the Contractor shall pay the Owner the sum of $ 500.00 for each calendar day that expires after the time specified in Article 2, herein.

ARTICLE 3 - CONTRACT PRICE

The Owner shall pay the Contractor for the completion of the Work in accordance with the Contract Documents in current funds the Contract Price named in the Contractor's Bid and Bid Schedule-A on any bid item as subtotaled for each section of the bid form.

ARTICLE 4 - THE CONTRACT DOCUMENTS

The Contract Documents consist of. Notice Inviting Bids, Instructions to Bidders, the accepted Bid and Bid Schedule, List of Subcontractors, Non-Collusion Affidavit, Bidder's General Information, Bid Security or Bid Bond, this Agreement, Worker's Compensation Certificate, Performance Bond, Payment Bond, Notice to Award, Notice to Proceed, Notice of Completion, General Conditions of the Contract, Supplementary General Conditions of the Contract, Technical Specifications, Drawings listed in The Schedule of Drawings in the Supplementary General Conditions or on the Cover Sheet of the Drawings, Addenda numbers 2 to 2, inclusive, and all Change Orders and Work Directive Changes which may be delivered or issued after the Effective Date of the Agreement and which are not attached hereto.

AGREEMENT FORM

AGREEMENT AND BONDS - PAGE 1

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AGREEMENT

Continued

ARTICLE 5 - PAYMENT PROCEDURES

The Contractor shall submit Application for Payment in accordance with Article 14 of the General Conditions and the Supplementary General Conditions. Application for Payment will be processed by the Engineer, as provided in the General Conditions.

ARTICLE 6 - NOTICES

Whenever any provision of the Contract Documents requires the giving of written notice, it shall be deemed to have been validly given if delivered in person to the individual or to a member of the firm, or to an officer of the corporation for whom it is intended, or if delivered at or sent by registered or certified mail, postage prepaid, to the last business address known to the given of the Notice.

ARTICLE 7 - MISCELLANEOUS

Terms used in this Agreement which are defined in Article 1 of the General Conditions and Supplementary General Conditions will have the meanings indicated in said General Conditions and Supplementary General Conditions. No assignment by a party hereto of any rights under or interests in the Contract Documents will be binding on another party hereto without the written consent of the party sought to be bound; and specifically, but without limitations, monies that may become due and monies that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by law), and unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents.

The Owner and the Contractor each binds itself, its partners, successors, assigns, and legal representatives to the other party hereto, its partners, successors, assigns, and legal representative in respect of all covenants, agreements, and obligations contained in the Contract Documents.

IN WITNESS WHEREOF, the Owner and the Contractor have caused this Agreement to be executed the day and year first above written.

BIG BOULDER CORPORATION

ROBERT C. YOUNG, INC.

By

/s/ Eldon D. Dietterick

By:  /s/ Mark R. Young

Title:  Eldon D. Dietterick    8/8/05

Title:  Mark R. Young

Executive Vice President & Treasurer

Vice-President

Attest

/s/ Christine A. Liebold

Attest   /s/ Cheryl Lewis

Christine A. Liebold, Secretary    8/8/05

Cheryl Lewis, Asst. Secretary

Address for giving Notice:

Address for giving Notice:

P O Box 707

P. O. Box K

Blakeslee, PA  18610

Mifflinville, PA 18631-0470

AGREEMENT FORM

AGREEMENT AND BONDS - PAGE 2

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  CONDITIONS OF THE CONTRACT

  GENERAL CONDITIONS

ARTICLE 1 - DEFINITIONS

Whenever used in these General Conditions or in other Contract Documents the following terms have the meanings indicated which are applicable to both the singular and plural thereof:

Addenda - Written or graphic instruments issued prior to the opening of Bids which make changes, additions, or deletions to the bid documents or the Contract Documents.

Agreement - The written agreement between the Owner and the Contractor covering the Work to be performed; other Contract Documents are attached to the Agreement and made a part thereof as provided therein.

Application for Payment - The form furnished by the Engineer which is to be used by the Contractor in requesting progress or final payments and which includes such supporting documentation as is required by the Contract Documents.

Asbestos - Any material that contains more than one percent asbestos and is friable or is releasing asbestos fibers into the air above current action levels established by the United States Occupational Safety and Health Administration.

Beneficial Use or Occupancy - Placing all or any portion of the Work in service for the purpose for which it is intended (or a related purpose) before reaching completion for all of the Work.

Bid - The offer or Proposal of the Bidder submitted on the prescribed form setting forth the price or prices for the Work to be done.

Bidding Documents - Notice Inviting Bids, Instructions to Bidders, the Bid Form and the accompanying Bid Schedules or Bid Sheets, List of Subcontractors, Non-Collusion Affidavit, Equipment and Materials (where required), Bidder's General Information, Bid Security or Bond, Affirmative Action Program, and the proposed Contract Documents (including all Addenda issued prior to receipt of Bids).

Bidding Requirements - The Notice Inviting Bids, Instructions to Bidders, the Bid Form and the accompanying Bid Schedule or Bid Sheets.

Bonds - Bid, Performance, and Payment Bonds and other instruments which protect against loss due to inability or refusal of the Contractor to perform its Contract.

Change Order - A document recommended by the Engineer which is signed by the Contractor and the Owner and authorizes an addition to, deletion from, or revision of the Work, or an adjustment in the Contract Price or the Contract Time, issued on or after the Effective Date of the Agreement.

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Completion - Completion of the Work shall be the date of such acceptance of the Work by the Owner.  Completion shall mean Substantial performance of the Contract, which shall have the definition given in Black's Law Dictionary, Revised Fourth Edition, West Publishing Company.

Contract Documents - Unless otherwise defined in the Supplementary General Conditions, the Contract Documents shall include the Notice Inviting Bids, Instructions to Bidders, the accepted Bid and Bid Schedule, the Schedule of Values or Cost-loaded CPM, List of Subcontractors, Non-Collusion Affidavit, Equipment or Material Proposed, Bidder's General Information, Bid Security or Bid Bond, the Agreement, Worker's Compensation Certificate, Performance Bond, Payment Bond, Notice of Award, Notice to Proceed, Notice of Completion, General Conditions of the Contract, Supplementary General Conditions, Technical Specifications, Drawings, and all Addenda, Change Orders, and Work Directive Changes executed pursuant to the provisions of the Contract Documents.  Shop Drawings submittals approved pursuant to Article 6.12 and the reports and drawings referred to in Article 4.2a are not Contract Documents.

Contract Price - The total monies payable by the Owner to the Contractor under the terms and conditions of the Contract Documents.

Contract Time - The number of successive calendar days as stated in the Contract Documents for the completion of the Work.

Contract Unit Price - The price quoted by the Bidder for performing or furnishing each item of Work to be paid for on the basis of unit prices.

Contractor - The person, firm, partnership, co-partnership, or corporation with whom the Owner has executed the Agreement.

Contractor's Project Representative - Contractor's representative for the Project through whom all matters addressed to the Contractor regarding the Project shall be directed.  This individual and the Owner's or Engineer's Resident Project Representative shall be the only two individuals who shall have the authority to provide direction/receive authorization on matters pertaining to the Project.

Cost of Work - The term Cost of Work (determined as provided in Articles 11.2, 11.3 and 11.4, herein) shall mean the sum of all costs necessarily incurred and paid for by the Contractor for labor, materials, and equipment in the proper performance of the Work, plus the Contractor's fee for overhead and profit (determined as provided in Article 11.4, herein).

Day - A calendar day of 24 hours, measured from midnight to the next midnight.

Daily Work Reports -  Cost isolation reports detailing all costs of extra work, disputed work, emergency work, or other work paid for on a force account basis and the cost of other operations.  A record of daily costs separate and distinct from the daily costs of other Work on the Project for which a Contract Price has been established.

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Defective Work - Work that is unsatisfactory, faulty, or deficient, or that does not conform to the Contract Documents; or that does not meet the requirements of any inspection, reference standard, test, or approval referred to in the Contract Documents; or Work that has been damaged prior to the Engineer's recommendation of final payment.

Drawings/Contract Drawings - The drawings, plans, maps, profiles, diagrams, and other graphic representations which show the character, location, nature, extent, and scope of the Work to be performed.

Effective Date of the Agreement - The date indicated in the Agreement on which it was executed, but if no such date is indicated it shall mean the date on which the Agreement is signed and delivered by the last of the two parties to sign and deliver.

End of Contract - The End of the Contract shall be identified as being that day when the Work should be completed based upon the predefined contract period as indicated in the Contract Documents plus any time extensions granted by the Owner.

Engineer -  The person, firm, or corporation named as such in the Supplementary General Conditions.  Reference herein to Engineer shall be deemed to include the Resident Project Representative as the authorized representative of the Owner and Consulting Engineer, where applicable.

Engineer's Estimate - On unit-price contracts, the list of estimated quantities and prices of the individual line items of Work to be performed as contained in the Bid Schedule(s).  On lump-sum contracts, the estimated contract price of the completed project.

Field Order - A written order issued by the Engineer which, in the opinion of the Engineer, does not involve a change in the Contract Price or the Contract Time.

General Requirements - Refer to sections of the Technical Specifications.

Hazardous Waste - The term Hazardous Waste shall have the meaning provided in Pennsylvania Department of Environmental Protection rules and regulations, County and/or State Codes and adopted ordinances.

Laws and Regulations; Laws or Regulations - Laws, rules, regulations, ordinances, codes, and/or orders promulgated by a lawfully constituted body authorized to issue such Laws and Regulations.

Liquidated Damages - The dollar amount per day specified in the Agreement that the Contract or shall pay to the Owner for each and every day that the Work remains incomplete following the date of Completion of the Work or designed portion of the Work as specified in the Contract Documents.

Milestone - A principal event specified in the Contract Documents relating to an intermediate completion date or time prior to Substantial Completion of all the Work.

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Notice of Award - The written notice by the Owner to the apparent successful Bidder stating that upon compliance by the apparent successful Bidder with the conditions enumerated therein, within the time specified, the Owner will enter into an Agreement.  This Notice will only be issued after Owner approval.

Notice of Completion - The legal document filed by the Owner with the County Recorder after the project has been accepted by the Owner.  This document begins the notification period when those firms or individuals who have submitted a Preliminary Notice for the project will be on notice that the project has been accepted as complete by the Owner.

Notice to Proceed - A written notice issued by the Owner to the Contractor authorizing the Contractor to proceed with the work and establishing the date of commencement of the Contract Time.  The contract period shall begin within 7 days after the date specified in the Notice to Proceed.

Owner - The agency with whom the Contractor has entered into the Agreement and for whom the Work will be performed.

Partial Utilization - Placing a portion of the Work in service for the purpose for which it is intended (or a related purpose) before reaching Substantial Completion of the Work.  A Notice of Partial Utilization will be issued to the Contractor when such occurs.

PCB's - Polychlorinated biphenyls.

Petroleum - Petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), such as oil, petroleum, fuel oil, oil sludge, oil refuse, gasoline, kerosene, and oil mixed with other Non-Hazardous Wastes and crude oils.

Project - The total construction of which the Work to be provided under the Contract Documents, may be the whole, or a part thereof, as indicated elsewhere in the Contract Documents.

RCRA Hazardous Waste - The term RCRA hazardous waste shall have the meaning provided in Pennsylvania Department of Environmental Protection rules and regulations.

Samples - Physical examples of materials, equipments, or workmanship that are representative of some portion of the Work and which establish the standard by which such portion of the Work will be judged.

Schedule of Values - Cost value of activities; A breakdown of a lump sum project into unit values to serve as a basis for estimating the value of the Work completed to facilitate the making of progress payments to the Contractor.  The unit values in a schedule of values are for convenience only, and are not intended for the purpose of pricing Change Orders.

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Resident Project Representative - The person named in the Supplementary General Conditions as the authorized representative of the Owner or the Engineer who is assigned to the site or any part thereof.  All liaison between the Contractor and the Owner shall be directed through the Resident Project Representative.

Shop Drawings - All drawings, diagrams, illustrations, schedules, and other data which are specifically prepared by or for the Contractor to illustrate some portion of the Work and all illustrations, brochures, standard schedules, performance charts, instructions, diagrams, and other information prepared by a supplier or manufacturer and submitted by the Contractor to illustrate material or equipment for some portion of the Work.

Specifications - Those portions of the Contract Documents consisting of Part I, Notice Inviting Bids, Instructions to Bidders, Bid Forms, Agreement; Part II, General and Supplementary General Conditions of the Contract; and Part III, Technical Specifications, consisting of the written technical descriptions of materials, equipment, construction systems, methods, standards, and workmanship as applied to the Work and certain administrative details applicable thereto.

Standard Specifications - The Standard Specification, where applicable, shall be as named in the Supplementary General Conditions.

Subcontractor - An individual, firm, or corporation having a direct Contract with the Contractor or with any other Subcontractor for the performance of a part of the Work at the site.  A Subcontractor is any individual or firm which has contracted with the prime Contractor to perform any portion of the Work.

Subcontractor is responsible for compliance with all the terms and conditions of the Contract.

Substantial Completion - Refers to the Work (or a specified part thereof) that has progressed to the point where, in the opinion of the Engineer, as evidenced by the Notice of Completion, it is sufficiently complete, in accordance with the Contract Documents, so that the Work (or specified part) can be utilized for the purposes for which it is intended; or if there is no such certificate issued, when final payment is due in accordance with the provisions of the Contract Documents, and where the Engineer can recommend that the Work be accepted by the Owner.  The terms "Substantial Completion" and "substantially complete" and "substantially completed" as applied to any Work shall mean Substantial Performance of the Contract, hereunder.  (See definition of "Completion," herein, and in Black's Law Dictionary, Revised Fourth Edition, West Publishing Company.)

Supplementary General Conditions - The part of the Contract Documents which makes additions, deletions, or revisions to these General Conditions.

Supplier - A manufacturer, fabricator, retailer, wholesaler, distributor, materialman, or vendor having a direct contract with the Contractor or with any Subcontractor or with the Owner to furnish materials or equipment to be incorporated in the Work by the Contractor or any Subcontractor.

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Technical Specifications - The technical sections of the Specifications, comprising all sections contained in Part III of the Specification defined herein.

Underground Facilities - All pipelines, conduits, ducts, cables, wires, manholes, vaults, tanks, tunnels, or other such facilities or attachments, and any encasements containing such facilities which have been installed underground to furnish any of the following, but not limited to the following, services or materials:  electricity, water, sewage and drainage removal, gases, steam, liquid petroleum products, telephone or other communications, cable television, traffic or other control systems.

Unit Price Work - Work to be paid for on the basis of unit prices.

Work - The entire completed construction of the various separately identifiable parts thereof required to be furnished under the Contract Documents.  The Work is the result of performing services, furnishing labor, and furnishing and incorporating  materials and equipment into the construction, all as required by the Contract Documents.

Work Directive Change - A written directive to the Contractor, issued on or after the Effective Date of Agreement and signed by the Owner and recommended by the Engineer, ordering a change or in response to emergencies as provided in the Contract Documents.  A Work Directive Change may be used on changes affecting the Contract Price or the Contract Time, but shall not authorize payment or a time extension until the Work is incorporated in a subsequently issued Change Order following negotiations by the parties as to its effect, if any, on the Contract Price or Contract Time as provided in the Contract Documents.

ARTICLE 2 - PRELIMINARY MATTERS

2.1

Delivery of Bonds:

When the Contractor delivers the executed Agreement to the Owner, the Contractor shall also deliver to the Owner such Bonds and insurance policies or certificates as the Contractor may be required to furnish in accordance with the Contract Documents.

2.2

Copies of Documents:

The Owner shall furnish to the Contractor, one copy, if requested, (unless otherwise specified in the Supplemental Conditions of the Contract Documents) as are reasonably necessary for the execution of the Work.  Additional copies will be furnished, upon request, at cost of reproduction.

2.3   Commencement of Contract Time; Notice to Proceed:

The Contract Time shall commence to run on the date specified in the Notice to Proceed.

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2.4   Starting the Work:

The Contractor shall start to perform the Work on the date when the Contract Time commences to run but no Work shall be done at the site prior to the date on which the Contract Time commences to run.

2.5   Before Starting Construction:

a.

Before undertaking each part of the Work, the Contractor shall carefully study and compare the Contract Documents and check and verify pertinent figures shown thereon and all applicable field measurements.  The Contractor shall promptly report in writing to the Engineer any conflict, error or discrepancy which the Contractor may discover and shall obtain a written interpretation or clarification from the Engineer before proceeding with any Work affected thereby; however, the Contractor shall not be liable to the Owner or the Engineer for failure to report any conflict, error or discrepancy in the Contract Documents, unless the Contractor had actual knowledge thereof or should reasonably have known thereof.

b.

The Contractor shall submit to the Engineer for review and approval those documents called for under "Submittals" in the Contract Documents.

c.

When the Contractor delivers its signed Agreement to the Owner, the Contractor shall deliver to the Owner, with a copy to the Engineer, certificates (and other evidence of insurance requested by the Owner) which the Contractor is required to purchase and maintain in accordance with the requirements of the Contract Documents.

2.6

Preconstruction Conference:

A preconstruction conference attended by the Contractor, the Engineer, and others as appropriate will be held to discuss the Work in accordance with the applicable sections of the Contract Documents.

2.7

Finalizing Schedules:

At least 7 days before submittal of the first Application for Payment, a conference attended by the Contractor, the Engineer, and others as appropriate will be held to finalize the schedules submitted in accordance with the Contract Document requirements.

ARTICLE 3 - CONTRACT DOCUMENTS:  INTENT, AMENDING, REUSE

3.1

Contract Documents:

a.

The Contract Documents comprise the entire agreement between the Owner and the Contractor concerning the Work.  The Contract Documents are complementary;

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what is called for by one is as binding as if called for by all.  The Contract Documents will be construed in accordance with the laws of the location of the Project.

b.

It is the intent of the Contract Documents to describe the Work, functionally complete, to be constructed in accordance with the Contract Documents.  Any Work, materials or equipment that may reasonably be inferred from the Contract Documents as being required to produce the intended result will be supplied whether or not specifically called for.  When words which have a well-known technical or trade meaning are used to describe Work, materials, or equipment, such Work shall be interpreted in accordance with that meaning.

c.

Reference to standard specifications, manuals, or codes of any technical society, organization, or association, or to the Law or Regulations of any governmental authority, whether such reference be specific or by implication, shall mean the latest standard specification, manual, code, or Laws or Regulations in effect at the time of opening of Bids except as may be otherwise specifically stated.  However, no provision of any referenced standard specification, manual, or code (whether or not specifically incorporated by reference in the Contract Documents) shall be effective to change the duties and responsibilities of the Owner, the Contractor, or the Engineer or any of their consultants, agents, or employees from those set forth in the Contract Documents.

d.

If, during the performance of the Work, the Contractor finds a conflict, error, or discrepancy in the Contract Documents, the Contractor shall so report to the Engineer in writing at once and, before proceeding with the Work affected thereby, shall obtain a written interpretation, clarification, or correction from the Engineer.

3.2

Amending and Supplementing Contract Documents:

The Contract Documents may be amended after execution of the Agreement to provide for additions, deletions, and revisions in the Work or to modify the terms and conditions thereof in one or more of the following ways:

                          1.  A Change Order, or

                          2.  A Work Directive Change

3.3

Order of Precedence of Contract Documents:

a.

In resolving disputes resulting from conflicts, errors, or discrepancies in any of the Contract Documents, the order of precedence shall be as follows:

          1.  Change Order or Work Directive Changes

          2.  Agreement

          3.  Addenda

          4.  Contractor's Bid (Bid Form)

          5.  Supplementary General Conditions

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          6.  Notice Inviting Bids

          7.  Instructions to Bidders

          8.  General Conditions of the Contract

          9.  Technical Specifications

          10. Referenced Standard Specifications

          11. Contract Drawings

          12. Referenced Standard Drawings

b.

With reference to the Drawings the order of precedence shall be as follows:

          1.  Figures govern over scaled dimensions

          2.  Detail drawings govern over general drawings

          3.  Addenda/Change Order drawings govern over Contract Drawings

          4.  Contract Drawings govern over standard drawings

3.4 Reuse of Documents:

Neither the Contractor, nor any Subcontractor or Supplier, nor any other person or organization performing or furnishing any of the Work under a direct or indirect Contract with the Owner shall have or acquire any title to or ownership rights in any of the Drawings, Specifications, or other documents (or copies of any thereof) prepared by or bearing the seal of the Engineer; and they shall not reuse any of them on extensions of the Project or any other Project without written consent of the Owner and the Engineer and specific written verification or adaptation by the Engineer.

ARTICLE 4 - AVAILABILITY OF LANDS; PHYSICAL CONDITIONS; REFERENCE POINTS

4.1

Availability of Land:

The Owner will furnish, as indicated in the Contract Documents, the land upon which the Work is to be performed, rights-of-way and easements for access thereto, and such other land which are designated for the use of Contractor.  Easements for permanent structures or permanent changes in existing facilities will be obtained and paid for by the Owner, unless otherwise provided in the Contract Documents.  Nothing contained in the Contract Documents shall be interpreted as giving the Contractor exclusive occupancy of the land or rights-of-way provided.  The Contract shall provide for all additional land and access thereto that may be required for temporary construction facilities or storage of materials and equipment; provided that the Contractor shall not enter upon nor use any property not under the control of the Owner until a written temporary construction easement agreement has been executed by the Contractor and the property owner, and a copy of said easement furnished to the Engineer prior to said use; and neither the Owner nor the Engineer shall be liable for any claims or damages resulting from Contractor's unauthorized trespass or use of any such properties.

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4.2

Physical Conditions:

a.  Explorations and Reports:  Reference is made to the Articles entitled "Physical Conditions" of the Supplementary General Conditions for identification of those reports of explorations and test of subsurface conditions at the site that may have been utilized by the Engineer in the preparation of the Contract Documents.  The Contractor may rely upon the general accuracy of the "technical data" contained in such reports and drawings, but such reports and drawings are not Contract Documents.  Such "technical data" is identified in the Supplementary General Conditions.  Except for such reliance on such "technical data", the Contractor may not rely on or make claims against the Owner, the Engineer, or their Consultants or Subconsultants with respect to:

1.

The completeness of such reports or drawings for the Contractor's purposes, including, but not limited to, any aspects of the means, methods, techniques, sequences, and procedures of construction to be employed by and the safety precautions and programs incidental thereto; or

2.

Other data, interpretations, opinions, and information contained in such reports or shown or indicated in such drawings; or

3.

Any Contractor interpretation of or conclusion drawn from any "technical data" or any such data, interpretations, opinions, or information.

b.

Existing structures:  Reference is made to the Article entitled "Physical Conditions" of the Supplementary General Conditions for identification of those drawings of physical conditions in or relating to existing surface and subsurface structures (except Underground Utilities referred to in Article 4.4, herein) which are at or contiguous to the site that have been utilized by the Engineer in the preparation of the Contract Documents.  The Contractor may rely upon the accuracy of the "technical data" contained in such drawings; however, the interpretation of such "technical data," including any interpolation or extrapolations thereof, together with "nontechnical data", interpretations, and opinions contained in such drawings or the completeness thereof is the sole responsibility of the Contractor.

4.3

Differing Site Conditions:

a.

The Contractor shall notify the Engineer in writing of the following unforeseen conditions, hereinafter called differing site conditions, promptly upon their discovery (but in no event later than 14 days after their discovery) and before they are disturbed:

1.

Subsurface or latent physical conditions at the site of the Work differing materially from those indicated, described, or delineated in the Contract Documents including those reports and documents discussed in Article 4.2; and

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2.

Unknown physical conditions at the site of the Work of an unusual nature differing materially from those ordinarily encountered and generally recognized as inherent in Work of the character provided for in the Contract Documents including those reports and documents discussed in Article 4.2.

b.

The Contractor shall, promptly after becoming aware thereof and before further disturbing conditions affected thereby or performing any Work in connection therewith (except in an emergency as permitted by Article 6.11), notify the Owner and the Engineer in writing about such condition.  The Contractor shall not further such conditions or perform any Work in connection therewith (except as aforesaid) until receipt of written Orders.

c.

The Engineer will review the pertinent conditions, determine the necessity of obtaining additional explorations or tests with respect thereto and advise the Owner in writing of the Engineer's findings and conclusions.

d.

If the Owner concludes that because of newly discovered conditions a change in the Contract Documents is required, a Work Directive Change will be issued to initiate the Work, pending issuance of a formal Change Order as provided in Article 10 to reflect and document the consequences of the difference.

e.

In each such case, an increase or decrease in the Contract Price or an extension or shortening of the Contract Time, or any combination thereof, will be allowable to the extent that they are attributable to any such difference.  If the Owner and the Contractor are unable to agree as to the amount or length thereof, a claim may be made therefor as provided in Articles 11 and 12.

f.

The Contractor's failure to give written notice of differing site conditions within 14 days of their discovery or before they are disturbed shall constitute a waiver of all claims in connection therewith, whether direct or consequential in nature.

g.

Nothing herein shall be deemed to require the Owner to indicate the presence of existing service laterals or appurtenances whenever the presence of such utilities on the site of the construction project can be inferred from the presence of other visible facilities, such as buildings, meter and junction boxes, on or adjacent to the site of the construction.

4.4

Physical Conditions - Underground Utilities:

a.

Shown or Indicated:  The information shown or indicated in the Contract Documents with respect to existing Underground Utilities at or contiguous to the site are based on information and data furnished to the Owner or the Engineer by the owners of such Underground Utilities or by others.  Unless it is expressly provided in the Contract

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Documents, the Owner and the Engineer shall not be responsible for the accuracy or completeness of any such information or data, and the Contractor shall have full responsibility for reviewing and checking all such information and data, for locating all Underground Utilities shown or indicated in the Contract Documents, for coordination of the Work with the owners of such Underground Utilities during construction, for the safety and protection thereof and repairing any damage thereto resulting from the Work, the cost of which will be considered as having been included in the Mobilization/Closeout Price.

b.

Not Shown or Indicated:  If an Underground Utility is uncovered or revealed at or contiguous to the site which was not shown or indicated in the Contract Documents and which the Contractor could not reasonably have been expected to be aware of, the Contractor shall identify the owner of such Underground Utility and give written notice thereof to that owner and shall notify the Engineer in accordance with the Contract Documents.

c.

Contractor shall conduct all work in accordance with P.L. 852, No. 287 as amended and in accordance with P.L. Act 38 of 1991, as amended, and shall call PA One Call System, Inc., 1-800-242-1776, before performing any excavation work.

4.5

Reference Points:

a.

The Engineer will provide one bench mark, near or on the site of the Work, and will provide 2 points near or on the site to establish a base line for use by the Contractor for alignment control.  Unless otherwise specified in the Contract Documents, the Contractor shall furnish all other lines, grades, and bench marks required for proper execution of the Work.

b.

The Contractor shall be responsible for laying out the Work (unless otherwise specified in the Contract Documents) and shall preserve all bench marks, stakes, and other survey marks, and in case of their removal or destruction by its own employees or by its subcontractor's employees, the Contractor shall be responsible for the accurate replacement of such reference points by a licensed professional land surveyor at no additional cost to the Owner.

4.6

Hazardous Waste

a.

As provided in Article 18.16, in any contract of the Owner which involves digging of trenches or other excavation that extend below the surface, the Contractor shall promptly, and before the following conditions are disturbed, notify the public entity, in writing, of any:

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1.

Material that the Contractor believes may be material that is hazardous waste, that is required to be removed to a hazardous waste disposal site in accordance with the provisions of existing law.

2.

Surface or latent physical conditions at the site differing from those indicated.

3.

Unknown physical conditions at the site of any unusual nature, different materially from those ordinarily encountered and generally recognized as inherent in Work of the character provided for in the Contract.

b.

The public entity shall promptly investigate the conditions, and if it finds that the conditions do materially so differ, or do involve hazardous waste and cause a decrease or increase in the Contractor's cost of, or the time required for, performance of any part of the Work shall issue a Change Order under the procedures described in the Contract.

c.

In the event that a dispute arises between the public entity and the Contractor as to whether the conditions materially differ, or involve hazardous waste, or cause a decrease or increase in the Contractor's cost of, or the time required for, performance of any part of the Work, the Contractor shall not be excused from any scheduled completion date provided for by the Contract, but shall proceed with all Work to be performed under the Contract.  The Contractor shall retain any and all rights provided either by Contract or by laws which pertain to the resolution of disputes and protests between the contracting parties.

ARTICLE 5 - BONDS AND INSURANCE

5.1

Performance and Other Bonds:

a.

Upon receiving a Notice of Award, the Contractor shall furnish Performance and Payment Bonds, each in the amount set forth in the Supplementary General Conditions as security for the faithful performance and payment of all the Contractor's obligations under the Contract Documents.  If required under the Supplementary General Conditions, the Performance Bond and Payment Bond shall be written to remain in effect at least until one year after the date of Notice of Completion, as applicable, except as otherwise provided by Law or Regulation or by the Contract Documents; provided, that after the date of Notice of Completion, as applicable, the amount of said Performance Bond and Payment Bond at the discretion of the Owner, may be reduced to the amount set forth in the Supplementary General Conditions.  The premiums upon all such bonds shall be paid by the Contractor.  The Contractor shall promptly furnish such additional security as may be required by Owner from time to time to protect its interest and those of persons supplying labor or materials in the prosecution of the Work contemplated by this Contract.

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b.

The Owner will approve any Surety company which, at the time of execution of this Contract is listed in the current list of "Companies Holding Certificated of Authority as Acceptable Sureties on Federal Bonds and as Acceptable Reinsuring Companies" as published in Circular 570 (amended) by the Audit Staff, Bureau of Government Financial Operations, U.S. Treasury Department.  All Bonds signed by a agent must be accompanies by a certified copy of such agent's authority to act.

c.

If the Surety on any Bond furnished by the Contract is declared bankrupt or becomes insolvent or its right to do business is terminated in any state where any part of the Work is located, the Contractor shall within 7 days thereafter substitute another Bond or Surety, which must be acceptable to the Owner.

5.2

Insurance:

a.

The Contractor shall purchase and maintain the insurance required under this Article.  Such insurance shall include the specific coverage set forth herein and shall be written for not less than the limits of liability and coverage provided in the Supplementary General Conditions, or required by law, whichever is greater.  All insurance shall be maintained continuously during the life of the Agreement up to the date of the Notice of Completion, as applicable, pursuant to acceptance of the Work by the Owner, but the Contractor's liabilities under this Agreement shall not be deemed limited in any way to the insurance coverage required.

b.

The Contractor shall furnish the Owner with certificates showing the type, amount, class of operations covered, effective dates and dates of expiration for each of the following listed insurance coverage.  In addition, each party named as an additional insured shall be provided with an original copy of the endorsement naming them as an additional insured under the Contractor's policies of insurance required under the Contract.  All of the policies of insurance so required to be purchased and maintained (or the certificates or other evidence thereof) shall contain a provision or endorsement that the coverage afforded will not be canceled, materially changed, or renewal refused until at least 30 days prior written notice has been given to the Owner by Certified Mail.  All such insurance shall remain in effect until the date of Substantial Completion and at all times thereafter when the Contractor may be correcting, removing, or replacing defective work in accordance with Article 13.6, herein.  In addition, the Insurance required herein (except for Worker's Compensation) shall name the Owner, the Engineer, and their Consultants and Subconsultants for the Project and their officers, agents, and employees as "additional insured" under the policies.

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1.

Worker's Compensation Insurance Requirements:  This insurance shall protect the Contractor for the Project against all claims under applicable state Worker's Compensation laws.  The Contractor shall also be protected against claims for injury, disease, or death of employees which, for any reason, may not fall within the provisions of a Worker's Compensation law.  This policy shall include an "all states" endorsement.  The Contractor shall require each Subcontractor similarly to provide Worker's Compensation Insurance for all of the latter's employees to be engaged in such Work unless such employees are covered by the protection afforded by the Contractor's Worker's Compensation Insurance.  In case any class of employee is not protected under the Worker's Compensation statute, the Contractor shall provide and shall cause each Subcontractor to provide adequate employer's liability insurance for the protection of such of its employees as are not otherwise protected.

2.

Comprehensive General Liability:  This insurance shall be written in comprehensive form and shall protect the Contractor, Owner, and Engineer against all claims arising from injuries to persons other than its employees or damage to the property of the Owner or others arising out of any act or omission of the Contractor or its agents, employees, or subcontractors.  The policy shall also include protection against claims insured by usual personal injury liability coverage, a "protective liability" endorsement to insure the contractual liability assumed by the Contractor under the indemnification provisions of the General Conditions.

To the extent that the Contractor's Work, or Work under its direction, may require blasting, explosive conditions, or underground operations, the comprehensive general liability coverage shall contain no exclusion relative to blasting, explosion, collapse of buildings, or damage to underground structures.

3.

Comprehensive Automobile Liability:  This insurance shall be written in comprehensive form and shall protect the Contractor, Owner, and Engineer against all claims for injuries to members of the public and damage to property of others arising from the use of motor vehicles.  Said insurance shall cover the operation on-site or off-site of all motor vehicles licensed for highway use whether they are owned, non-owned, or hired.

4.

Subcontractor's Public Liability and Property Damage Insurance and Vehicle Liability Insurance:  The Contractor shall either require each of its sub-contractors to procure and to maintain Subcontractor's Public Liability

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and Property Damage Insurance and Vehicle Liability Insurance of the type and in the amounts specified in the Supplementary General Conditions and also insure the Owner and Engineer or insure the activities of its Sub-Contractors in the Contractor's own policy in like amount.

5.

Builder's Risk:  This insurance shall be of the "all risk" type, shall be written in completed value for, and shall protect the Contractor, the Owner and the Engineer against risks of damage to buildings, structures, and materials and equipment.  The amount of such insurance shall be not less than the insurable value of the Work at completion.  Builder's Risk insurance shall contain a provision that in the event of payment for any loss under the coverage provided, the insurance company shall have no rights of recovery against the Contractor, the Owner, and the Engineer.  The Builder's Risk policy shall insure against all risk direct physical loss or damage to property from any external cause including flood and earthquake.  Allowable exclusions, if any, shall be as specified in the Supplementary General Conditions.

c.

The original or a certified copy of each insurance policy and endorsement thereto shall be deposited with the Owner and the Engineer prior to execution of the Agreement.  Specific language of the policy shall be subject to approval of the Owner and the Engineer.

d.

Policy Requirements:  The insurance provided by the Contractor hereunder shall be (1) with companies licensed to do business in the state of Pennsylvania, (2) with companies with a Best's Financial Rating of XI or better, and (3) with companies with a Best's General Policy Policyholders Rating of not less than B, except that in case of Worker's Compensation Insurance, participation in the Self licensing provisions, where applicable, is acceptable.

e.

Insurance policies required hereunder to have the Owner, the Engineer, and their Consultants and Subconsultants for the project named as additional insured shall, (1) include a provision that the policies are primary and do not participate with nor are excess over any other valid and collectible insurance, (2) include a waiver of subrogation against the Owner and Engineer, its agents, and employees, and (3) for Builders All Risk Insurance, provide for deductible amounts not exceeding 5 percent of the insurable values of the Work of the Contractor for the perils of all risks of physical loss or damage, including but not limited to fire (including arson) and associated perils, vandalism and malicious mischief, earthquake, and flood.  In the event of an insured loss or damage the Contractor agrees to pay to the Owner upon demand and amount equal to the deductible amount.

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f.

Owner May Insure for Contractor:  In case of the breach of any provision of this Article the Owner may, at the Owner's option, take out and maintain at the expense of the Contractor, such insurance in the name of the Contractor, or Subcontractor, as the Owner may deem proper and may deduct the cost of taking out and maintaining such insurance from any sums which may be found or become due to the Contractor under this Contract.

ARTICLE 6 - THE CONTRACTOR'S RESPONSIBILITIES

6.1

Supervision and Superintendence:

a.

The Contractor shall supervise and direct the Work competently and efficiently, devoting such attention thereto and applying such skills and expertise as may be necessary to perform the Work in accordance with the Contract Documents.  The Contractor shall be solely responsible for the means, methods, techniques, sequences, procedures of construction, safety precautions, safety programs and protection and safety of employees, subcontractors and workers related in any way to the project.  The Contractor shall be responsible to see that the finished Work complies accurately with the Contract Documents.

b.

The Contractor shall designate in writing and keep on the Work at all times during its process a competent, full-time, technically qualified, English speaking superintendent, who shall not be replaced without written notice to the Owner and the Engineer except under extraordinary circumstances.  The superintendent shall be the Contractor's representative at the site and shall have authority to act on behalf of the Contractor.  All communications shall be given to the Owner through the Engineer or his or her authorized representative.

c.

The Contractor's supervisor or superintendent shall be present at the site of the Work at all times while work is in progress.  Failure to observe this requirement shall be considered as suspension of the Work by the Contractor until such time as such supervisor or superintendent is again present at the site.

6.2

Labor, Materials, and Equipment:

a.

The Contractor shall provide competent, suitably qualified personnel to survey and lay out the Work and perform construction as required by the Contract Documents.  The Contractor shall at all times maintain good discipline and order at the site.  Except in connection with the safety or protection of persons or the Work or property at the site or adjacent thereto, and except as otherwise indicated in the Contract Documents, all Work at the site shall be performed during regular working hours not before 7:00 A.M. nor later than 5:00 P.M. Monday through Friday, and the Owner will not permit overtime Work

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or the performance of Work on Saturday, Sunday, or any legal holiday without the Owner's written consent given after prior written request to the Engineer.  If the Contractor performs any Work after regular working hours, or on Saturday, Sunday, or any legal holiday, he shall pay the Owner any additional cost incurred by the Owner as a result of such Work including cost of inspection of work.

b.

Except as otherwise provided in this Article, the Contractor shall receive no additional compensation for overtime Work, i.e., Work in excess of 8 hours in any one calendar day or 40 hours in any one calendar week, even though such overtime Work may be required under emergency conditions and may be ordered by the Engineer in writing.  Additional compensation will be paid to the Contractor for overtime Work only in the event that extra Work is ordered by the Engineer, and the Change Order specifically authorizes the use of overtime Work and then only to such extent as overtime wages are regularly being paid by the Contractor for overtime Work of a similar nature in the same locality.

c.

All costs of inspection and testing performed by the Owner or its authorized representative before 7:00 am or after 5:00 pm on any regular work day, or all day on Saturdays, Sundays, and legal holidays by the Contractor which is allowed solely for the convenience of the Contractor shall be borne by the Contractor at the Owner's standard overtime rates.  The Owner shall have the authority to deduct the cost of all such inspection and testing from any partial payments otherwise due the Contractor.

d.

Unless otherwise specified in the Contract Documents, the Contractor shall furnish and assume full responsibility for all materials, equipment, labor, transportation, construction equipment and machinery, tools, appliances, fuel, power, light, heat, telephone, water, sanitary facilities, temporary facilities, and all other facilities, and incidentals necessary for the furnishing, performance, testing, start-up, and completion of the Work.

e.

All materials and equipment to be incorporated in the Work shall be of good quality and new, except as otherwise provided in the Contract Documents.  If required by the Engineer, the Contractor shall furnish satisfactory evidence (including reports of required tests) as to the kind and quality of materials and equipment.  All materials and equipment shall be applied, installed, connected, erected, used, cleaned, and conditioned in accordance with the instructions of the applicable Supplier except as otherwise provided in the Contract Documents; but not provisions of any such instructions will be effective to assign to the Engineer, nor any of the Engineer's consultants, agents, or employees, any duty or authority to supervise or direct the furnishing or performance of the Work or any duty or authority to undertake responsibility contrary to the provisions of Articles 9.9c or 9.9d.

f.  The Contractor shall notify the Engineer's office at 8:00 A.M., local time, via telephone, on each day that work is performed on the Project.

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6.3

Adjusting Construction Schedule:

The Contractor shall submit any adjustments in the construction schedule to the Engineer for acceptance with the provisions for "Submittals" in the Contract Documents.

6.4

Substitutes or "Or-Equal" Items:

The Contractor shall submit proposed substitutes or "or-equal" items in accordance with the provisions for "Submittals" in the Contract Documents.

6.5

Concerning Subcontractors, Suppliers, and Others:

a.

The Contractor shall be fully responsible to the Owner and the Engineer for the acts and omissions of its Subcontractors and their employees to the same extent as the Contractor is responsible for the acts and omissions of its own employees.  Nothing contained in this Article shall create any contractual relationship between the Owner or the Engineer and any Subcontractor, nor shall it relieve the Contractor of any liability or obligation under the prime Contract.

b.

The Divisions and Sections of the Specifications and identification of any Drawings shall not control the Contractor in dividing the Work among Subcontractors or Supplies or in delineating the Work to be performed by any specific trade.

6.6

Permits, License Fees, and Royalties:

a.

Unless otherwise provided in the Supplementary General Conditions, the Contractor shall obtain and pay for all construction permits and licenses for the furnishing of insurance and bonds if required by such agencies.  The enforcement of such requirements under this Contract shall not be made the basis of claims for additional compensation.  The Owner shall assist the Contractor, when necessary, in obtaining such permits and licenses.  The Contractor shall pay all governmental charges and inspection fees necessary for the prosecution of the Work, which are applicable at the time of opening of Bids, or if there are no Bids on the Effective Date of the Agreement.  The Contractor shall pay all charges of utility owners for connection to the Work.

b.

The Contractor shall pay all license fees and royalties and assume all costs incident to the use in the performance of the Work or the incorporation in the Work of any invention, design, process, product, or device which is the subject of patent rights or copyrights held by others.  The Contractor shall indemnify and hold harmless the Owner from and against all claims, damages, losses, and expenses (including attorney's fees and court and arbitration costs) arising out of any infringement of patent rights or copyrights incident to the use in the performance of the Work or resulting from the incorporation in the Work of any invention, design, process, product, or device not specified in the Contract Documents, and shall defend all such claims in connection with any alleged infringement of such rights.

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6.7

Laws and Regulations:

a.  The Contractor shall observe and comply with all federal, state, and local laws, ordinances, codes, orders, and regulations which in any manner affect those engaged or employed on the Work, the materials used in the Work, or the conduct of the Work.  If any discrepancy or inconsistency should be discovered in this Contract in relation to any such law, ordinance, code, order, or regulations the Contractor shall report the same in writing to the Engineer.  The Contractor shall indemnify, defend, and hold harmless the Owner, the Engineer, and their officers, agents, and employees against all claims or liability arising from violation of any such law, ordinance, code, order, or regulation, whether by Contractor or its employees or Subcontractors.  Any particular law or regulations specified or referred to elsewhere in the Contract Documents shall not in any way limit the obligation of the Contractor to comply with all other provisions of federal, state, and local laws and regulations.  Where an individual state act on occupational safety and health standards has been approved by federal authority, then the provisions of said state act shall control.

6.8

Taxes:

The Contractor shall pay all sales, consumer, use, and other similar taxes required to be paid by the Contractor in accordance with the Laws and Regulations of the place of the Project which are applicable during the performance of the Work.

6.9

Use of Premises:

a.

The Contractor shall confine construction equipment, the storage of materials and equipment, and the operations of workers to (1) the Project site, (2) the land and areas identified in and permitted by the Contract Documents, and (3) the other land and areas permitted by Laws and Regulations, rights-of-way, permits and easements.  The Contractor shall assume full responsibility for any damage to any such land or area, or to the Owner or occupant thereof or any land or area, or to the Owner or occupant thereof or of any land or areas contiguous thereto, resulting from the performance of the Work.  Should any claim be made against the Owner by any such Owner or occupant because of the performance of the Work, the Contractor shall promptly attempt to settle with such other party by agreement or otherwise resolve the claim by arbitration or at law.  The Contractor shall, to the fullest extent permitted by Laws and Regulations, indemnify and hold the Owner and Engineer harmless from and against all claims, damages, losses, and expenses (including, but not limited to, fees of architects, engineers, attorneys, and other professionals and court and arbitration costs) arising directly, indirectly, or consequently out of any action, legal or equitable, brought by any such other party against the Owner to the extent based on a claim arising out of the Contractor's performance of the Work.

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6.10

Safety and Protection:

a.

The Contractor shall be solely responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the Work.  The Contractor shall take all necessary precautions for the safety of, and shall provide the necessary protection to prevent damage, injury, or loss to the following:

1.

All employees on the Work and other persons and organizations who may be affected thereby;

2.

All the Work and materials and equipment to be incorporated therein, whether in storage on or off the site; and

3.

Other property at the site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures, utilities, and Underground Facilities not designated for removal, relocation, or replacement in the course of construction.

b.

The Contractor shall comply with all applicable Laws and Regulations (whether referred to herein or not) of any public body having jurisdiction for the safety of persons or property or to protect them from damage, injury or loss; and shall erect and maintain all necessary safeguards for such safety and protection.  The Contractor shall notify owners of adjacent property and utilities when prosecution of the Work may affect them, and shall cooperate with them in the protection, removal, relocation, and replacement of their property.

c.

The Contractor shall designate in writing a responsible representative at the site whose duty shall be the prevention of accidents.  This person shall be the Contractor's superintendent or project manager unless otherwise designated in writing by the Contractor to the Owner.

d.

Materials that contain hazardous substances or mixtures may be required on the Work.  A Material Safety Data Sheet shall be requested by the Contractor from the manufacturer for any hazard product used.

e.

Material usage shall be accomplished with strict adherence to Pennsylvania Division of Industrial Safety requirements and all manufacturer's warning and application instructions listed on the Material Safety Data Sheet on the product container label.

f.

The Contractor shall be responsible for coordinating any exchange or material safety data sheets or other hazard communication information required to be made available to or exchanged between or among employers at the site in accordance with Laws and Regulations.

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g.

The Contractor shall notify the Engineer if it considers a specified product or its intended usage to be unsafe.  This notification must be given to the Engineer prior to the product being ordered, or if provided by some other party, prior to the product being incorporated in the Work.

6.11

Emergencies:

In emergencies affecting the safety or protection of persons or the Work or property at the site thereto, the Contractor, without special instructions from the Engineer or the Owner, is obligated to act to prevent threatened damage, injury, or loss.  The Contractor shall give the Engineer prompt written notice if the Contractor believes that any significant changes in the Work or variations from the Contract Documents have been caused thereby.  If the Engineer determines that a change in the Contract Documents is required because of action taken by the Contractor in response to such emergency, a Work Directive Change or Change Order will be issued to document the consequences of such action.

6.12

Shop Drawings and Samples:

a.

After checking and verifying all field measurements and after complying with applicable procedures specified in the Contract Documents, the Contractor shall submit to the Engineer for review all Shop Drawings in accordance with the accepted schedule of Shop Drawings submittals specified in the Contract Documents.

b.

The Contractor shall also submit to the Engineer for review all samples in accordance with the accepted schedule for samples submittals specified in the Contract Documents.

c.

Before submittal of each shop drawing or sample, the Contractor shall have determined and verified all quantities, dimensions, specified performance criteria, installation requirements, materials, catalog numbers and similar data with respect thereto and reviewed or coordinated each shop drawing or sample with other shop drawings and samples and with the requirements of the Work and the Contract Documents.

d.

The Engineer's review and approval of shop drawings or samples shall not relieve the Contractor from responsibility for any variation from the requirements of the Contract Documents unless the Contractor has in writing called the Engineer's attention to each such variation at the time of submission and the Engineer has given written acceptance of each such variation; nor will any acceptance by the Engineer relieve the Contractor from responsibility for errors or omissions in the shop drawings or from responsibility for having complied with the provisions of Article 6.12c, herein.

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e.

Where a shop drawing or sample is required by the Specifications, any related Work performed prior to the Engineer's review and approval of the pertinent submission will be at the sole expense and responsibility of the Contractor.  The Engineer shall have a period of 21 calendar days to review each shop drawing.

6.13

Continuing the Work:

The Contractor shall carry on the Work and adhere to the construction schedule required to be submitted under the requirements of the Contract Documents during all disputes or disagreements with the Owner.  No Work shall be delayed or postponed pending resolution of any disputes or disagreements, except as the Contractor and the Owner may otherwise agree in writing.

6.14

Indemnification:

a.

To the fullest extent permitted by Laws and Regulations, the Contractor shall indemnify, defend, and hold harmless the Owner, the Engineer, Resident Project Representative, and their Consultants and Subconsultants for the Project and their agents, and employees from and against all claims and liability arising under or by reason of the Contract or any performance of the Work, but not from the sole negligence or willful misconduct of the Owner or the Engineer or their Consultants or Subconsultants for the Project.  Such indemnification by the Contractor shall include but not be limited to the following:

1.

Liability or claims resulting directly or indirectly from the negligence or carelessness of the Contractor or its agents in the performance of the Work, or in guarding or maintaining the same, or from any improper materials, implements, or appliances used in its construction, or by or on account of any act or omission of the Contractor or its agents;

2.

Liability or claims arising directly or indirectly from bodily injury, occupational sickness or disease, or death of the Contractor's or Subcontractor's own employees engaged in the Work resulting in actions brought by or/on behalf of such employees against the Owner, the Engineer, and/or their Consultants or Subconsultants.

3.

Liability or claims arising directly or indirectly from or based on the violation of any law, ordinance, regulation, order, or decree, whether by the Contractor or its agents;

4.

Liability or claims arising directly or indirectly  from the use or manufacture by the Contractor, its agents, or the Owner in the performance of this Contract of any copyrighted or uncopyrighted composition, secret process, patented or unpatented invention, article, or appliance, unless otherwise specifically stipulated in this Contract;

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5.

Liability or claims resulting directly or indirectly from the breach of any warranties, whether express or implied, made to the Owner or any other parties by the Contractor or its agents;

6.

Liabilities or claims arising directly or indirectly from the willful misconduct of the Contractor or its agents; and,

7.

Liabilities or claims arising directly or indirectly from any breach of the obligations assumed herein by the Contractor.

b.

The Contractor shall reimburse the Owner, the Engineer, and their Consultants and Subconsultants for the project for all costs and expenses, (including but not limited to fees and charges of architects, engineers, attorneys, and other professionals and court costs, including all costs of appeals) incurred by said Owner, the Engineer, and their Consultants and Subcontractors for the project in enforcing the provisions of this Article.

c.

The indemnification obligation under this Article shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any such Subcontractor or other person or organization under the workers' compensation act, disability benefit acts, or other employee benefit acts.

6.15

Contractor's Daily Reports:

The Contractor shall complete consecutively numbered daily reports indicating manpower and narrative description of Work performed, serviceable major equipment in use, serviceable major equipment idled, serviceable major equipment down for repairs, Subcontractors working at the site, weather conditions, and date.  In addition, the Contractor shall complete and submit to the Engineer, Daily Work Reports.  The daily reports shall be completed on forms prepared by the Contractor and acceptable to the Engineer, and shall be submitted to the Engineer at the conclusion of each work day.

6.16

Assignment of Contract:

The Contractor shall not assign, sublet, sell, transfer, or otherwise dispose of the Contract or any portion thereof or its right, title, or interest therein, or obligations thereunder, without written consent of the Owner, except as imposed by law.  If the Contractor violates this provision, the Contract may be terminated at the option of the Owner.  In such event, the Owner shall be relieved of all liability and obligations to the Contractor and to its assignee or transferee, growing out of such termination.

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ARTICLE 7 - OTHER WORK

7.1

Related Work at Site:

a.

The Owner may perform other Work related to the Project at the site by the Owner's own forces, have other Work performed by utility owners, or let other direct Contract therefor which shall contain General Conditions similar to these.  If the fact that such other Work is to be performed was not noted in the Contract Documents, written notice thereof will be given to the Contractor prior to starting any such other Work.

b.

The Contractor shall afford each utility owner and other contractor who is a party to such a direct Contract (or the Owner, if the Owner is performing the additional Work with the Owner's employees) proper and safe access to the site and a reasonable opportunity for the introduction and storage of materials and equipment and the execution of such Work, and shall properly connect and coordinate the Work with theirs.  The Contractor shall do all cutting, fitting, and patching of the Work that may be required to make its several parts come together properly and integrate with such other Work.  The Contractor shall not endanger any Work of others by cutting, excavating or otherwise altering their Work and will only cut or alter their Work with written consent of the Engineer and all others whose Work will be affected.

c.

If any part of the Contractor's Work depends upon proper execution or results of the Work of any such other Contractor or utility owner (or the Owner), the Contractor shall inspect and promptly report to the Engineer in writing any delays, defects, or deficiencies in such Work that render it unavailable or unsuitable for such proper execution and results.  The Contractor's failure to so report will constitute an acceptance of the other Work as fit and proper for integration with the Contractor's Work except for latent or nonapparent defects and deficiencies in the other Work.

7.2

Coordination:

If the Owner contracts with others for the performance of other Work on the Project at the site, the person or organization who will have authority and responsibility for coordination of the activities among the various prime Contractors will be identified in the Supplementary General Conditions.  The specific matters to be covered by such authority and responsibility will be itemized, and the extent of such authority and responsibilities will be provided in the Supplementary General Conditions, neither the Owner nor the Engineer shall have any authority or responsibility in respect of such coordination.

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ARTICLE 8 - THE OWNER'S RESPONSIBILITIES

8.1

Communications:

The Owner shall issue all its communications to the Contractor through the Engineer, acting through the authorized Resident Project Representative.

8.2

Payments:

The Owner shall make payments to the Contractor as provided in Article 14.

8.3

Lands, Easements, and Surveys:

The Owner's duties in respect of providing lands and easements and providing engineering surveys to establish reference points are set forth in Article 4.  The Owner shall identify and make available to the Contractor copies of reports of explorations and tests of subsurface conditions at the site and in existing structures which have been utilized by the Engineer in preparing the Drawings and Specifications.

8.4

Change Orders and Work Directive Changes:

The Owner shall execute Change Orders and Work Directive Changes as indicated in Article 10.1d, herein.

8.5

Inspections and Tests:

The Owner's responsibility in respect of certain inspections, tests, and approvals is set forth in Article 13.2b, herein.

8.6

Suspension of the Work:

In connection with the Owner's right to stop Work or suspend Work, see Articles 13.4, and 15.1, herein.  Articles 15.2 and 15.3 deal with the Owner's right to terminate services of the Contractor under certain circumstances.

ARTICLE 9 - THE ENGINEER'S STATUS DURING CONSTRUCTION

9.1

Owner's Representative:

The Engineer will be the Owner's representative during the construction period acting through the authorized Resident Project Representative.  Where provided in the Supplementary General Conditions, the duties and responsibilities and the limitations of authority of the Engineer as the Owner's representative during construction shall be as set forth in the Supplementary General Conditions.

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9.2

Visits to the Site:

The Engineer will make visits to the site at the intervals appropriate to the various stages of construction to observe the progress and quality of the executed Work and to determine, in general, if the Work is proceeding in accordance with the Contract Documents.  The Engineer will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work.  However, the authorized Resident Project Representative will provide continuous or intermittent observation of the Work if so specified in the Supplementary General Conditions.

9.3

Project Representation:

The Owner or the Engineer may furnish a Resident Project Representative to assist in observing the performance of the Work.  The duties, responsibilities, and limitations of authority of any such Resident Project Representative and assistants shall be as provided in the Supplementary General Conditions.

9.4

Clarifications and Interpretations:

The Engineer will issue with reasonable promptness such written clarifications or interpretations of the requirements of the Contract Documents (in the form of Drawings or otherwise) as the Engineer may determine necessary, which shall be consistent with or reasonably inferable from the overall intent of the Contract Documents.

9.5

Authorized Variations in Work:

The Engineer may authorize minor variations in the Work from the requirements of the Contract Documents which do not involve an adjustment in the Contract Price or the Contract Time and are consistent with the overall intent of the Contract Documents.  These may be accomplished by a Field Order and will be binding on the Owner, and also on the Contractor who shall perform the Work involved promptly.  If the Contractor believes that a Field Order justifies a change in the Contract Price or an adjustment of the Contract Time and the parties are unable to agree as to the amount or extent thereof, the Contractor may make a claim therefor as provided in Article 11 or Article 12, herein.

9.6

Rejecting Defective Work:

The Engineer will have the authority to disapprove or reject Work which the Engineer believes to be defective, and will also have authority to require special inspections or testing of the Work as provided in Article 13.2g herein, whether or not the Work is fabricated, installed, or completed.

9.7

Contractor Submittals, Change Orders, and Payments:

a.

The Engineer will review all the Contractor submittals, including shop drawings, samples, substitutes, or "or equal" items, etc., in accordance with the procedures set forth in the Contract Documents.

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b.

In connection with the Engineer's responsibilities as to Change Orders, see Articles 10, 11, and 12, herein.

c.

In connection with the Engineer's responsibilities in respect of Applications for Payment, see Article 14, herein.

9.8

Decisions or Disputes:

a.

The Engineer shall be, the initial interpreter of the requirements of the Contract Documents and the judge of the acceptability of the Work thereunder.  Claims, disputes, and other matters relating to the acceptability of the Work; the interpretation of the requirements of the Contract Documents pertaining to the performance of the Work; and those claims under Articles 11 and 12, herein, in respect to changes in the Contract Price or the Contract Time will be referred initially to the Engineer in writing with a request for formal decision in accordance with this Article, which the Engineer will render in writing within 30 days of receipt of the request.  Written notice of each such claim, dispute, and other matter shall be delivered by the Contractor to the Engineer promptly (but in no event later than 30 days) after the occurrence of the event giving rise thereto.  Written supporting data shall be submitted to the Engineer within 60 days after such occurrence unless the Engineer allows an additional period of time to ascertain more accurate data in support of the claim.

b.

When functioning as initial interpreter and judge, the Engineer will not show partiality to the Owner or the Contractor and will not be liable in connection with any interpretation or decision rendered in good faith in such capacity.  The rendering of a decision by the Engineer with respect to any such claim, dispute, or other matter (except any which have been waived by the making or acceptance of final payment as provided in Article 14.12) will be a condition precedent to any exercise by the Owner or the Contractor of such rights or remedies as either may otherwise have under the Contract Documents or by Laws or Regulations in respect of any such claims, disputes, or other matter.

9.9

Limitations on the Engineer's Responsibilities:

a.

Neither the Engineer's authority to act under this Article 9 or other provisions of the Contract Documents nor any decision made by the Engineer in good faith either to exercise or not exercise such authority shall give rise to any duty or responsibility of the Engineer to the Contractor, any Subcontractor, any Supplier, any Surety for any of them, or for any other person or organization performing any of the Work.

b.

Whenever in the Contract Documents the terms "as ordered," "as reviewed," "as approved," or terms of "like effect" or "import" are used, or the adjectives "reasonable," "suitable," "acceptable," "proper," or "satisfactory" or adjectives of "like effect" or "import" are used to describe a requirement, direction, review, or judgement of the Engineer as to the Work, it is intended that such requirement,

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direction, review, or judgement will be solely to evaluate the Work for compliance with the Contract Documents, unless there is a specific statement indicating otherwise.  The use of any such term or adjective shall not be effective to assign to the Engineer any duty or authority to supervise or direct the performance of the Work or any duty or authority to undertake responsibility contrary to the provisions of Articles 9.9c and 9.9d, herein.

c.

Except as may be otherwise specified in the Contract Documents, the Engineer will not be responsible for the Contractor's means, methods, techniques, sequences, or procedures of construction, or the safety precautions and programs incident thereto, and the Engineer will not be responsible for the Contractor's failure to perform or furnish the Work in accordance with the Contract Documents.

d.

The Engineer shall not be responsible for the act or omissions of the Contractor nor of any Subcontractor, supplier, or any other person or organization performing any of the Work.

ARTICLE 10 - CHANGES IN THE WORK

10.1

General:

a.

Without invalidating the Agreement and without notice to any Surety, the Owner may, at any time or from time to time, order additions, deletions, or revisions in the Work; these will be authorized by a Change Order or a Work Directive Change issued by the Engineer or the Owner.  Upon receipt of either such document, the Contractor shall promptly proceed with the Work involved which will be performed under the applicable conditions of the Contract Documents.

b.

If the Owner and the Contractor are unable to agree as to the extent, if any, of an increase or decrease in the Contract Price or an extension or shortening of the Contract Time that should be allowed as a result of a Work Directive Change, a claim may be made therefor as provided in Article 11 or Article 12, herein.

c.

The Contractor shall not be entitled to an increase in the Contract Price or an extension of the Contract Time with respect to any Work performed that is not required by the Contract Documents as amended, modified and supplemented by Change Order, except in the case of emergency and except in the case of uncovering Work as provided in Article 13.2, herein.

d.

The Owner and the Contractor shall execute appropriate Change Orders covering the following:

1.

Changes in the Work which are ordered by the Owner pursuant to Article 10.1a, herein;

2.

Changes required because of acceptance of defective Work under Article 13.6, herein;

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3.

Changes in the Contract Price or Contract Time which are agreed to by the parties;

4.

Changes in the Contract Price or Contract Time which embody the substance of any written decision rendered by the Engineer pursuant to Article 9.8, herein; and

5.

Any other changes agreed to by the parties.

e.

If notice of any change is required by the provisions of any Bond to be given to a Surety, the giving of any such notice will be the Contractor's responsibility, and the amount of each applicable bond shall be adjusted accordingly.

10.2

Allowable Quantity Variations on Unit Prices:

In the event of an increase or decrease in a Bid item quantity or a unit price Contract, the total amount of Work actually done or materials or equipment furnished shall be paid for according to the unit price established for such Work under the Contract Documents, wherever such unit price has been established; provided, that an adjustment in the Contract Unit Price may be made for changes which result in an increase or decrease in the quantity of any unit price Bid items for the Work in excess of 25 percent, or for eliminated items of Work.

10.3

Increase of More than 25 percent on Unit Price Controls:

a.

On a unit price Contract, should the total quantity of any item of Work required under the Contract exceed the Engineer's Estimate therefor by more than 25 percent, the Work in excess of 125 percent of such estimate and not covered by an executed Contract Change Order specifying the compensation to be paid therefor, will be paid for by adjusting the Contract Unit Price, as hereinafter provided, or at the option of the Owner, payment for the Work involved in such excess will be made on the basis of force account as provided in Article 11, herein.

b.

Such adjustments of the Contract Unit Price will be the difference between the Contract Unit Price and the Actual unit cost, which will be determined as hereinafter provided, of the total pay quantity if the item.  If the costs applicable to such item of Work include fixed costs, such fixed costs shall be deemed to have been recovered by the Contractor by the payments made for 125 percent of all the Engineer's Estimate of the quantity for such item, and in computing the actual unit cost, such fixed costs will be excluded.  Subject to the above provisions, such actual unit cost will be determined by the Engineer in the same manner as if the Work were to be paid for on a force account basis as provided in Article 11, herein, or such adjustment will be as agreed to by the Contractor and the Owner.

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c.

When the compensation payable for the number of units of an item of Work performed in excess of 125 percent of the Engineer's Estimate is less that $5,000 at the applicable Contract Unit Price, the Engineer reserves the right to make no adjustment in said price if he so elects, except that an adjustment will be made if requested in writing by the Contractor.

10.4

Decreases of More Than 25 Percent on Unit Price Contract:

a.

On Unit Price Contract, should the total pay quantity of any item of Work required under the Contract be less than 75 percent of the Engineer's Estimate therefor, an adjustment in compensation pursuant to this Section will not be made unless the Contractor so requests in writing.  If the Contractor so requests, the quantity of said item performed, unless covered by an executed Contract Change Order specifying the compensation payable therefor, will be paid for by adjusting the Contract Unit Price as hereinafter provided, or at the option of the Engineer, payment for the quantity of the Work of such item performed will be made on the basis of force account as provided in Article 11, herein; provided however, that in no case shall the payment for such Work be less than that which would be made at the Contract Unit Price.

b.

Such adjustment of the Contract Unit Price will be the difference between the Contract Unit Price and the Actual Unit Cost, which will be determined as hereinafter provided, of the total pay quantity of the item, including fixed costs.  Such Actual Unit Cost will be determined by the Engineer in the same manner as if the Work were to be paid for on a force account basis as provided in Article 11 of the General Conditions; or such adjustments will be as agreed to by the Contractor and the Owner.

c.

The payment for the total pay quantity of such item of Work will in no case exceed the payment which would be made for the performance of 75 percent of the Engineer's Estimate of the quantity for such item at the original Contract Unit Price.

10.5

Eliminated Items on Unit Price Contracts:

a.

On Unit Price Contracts, should any Contract items of the Work be eliminated in its entirety, in the absence of an executed Contract Change Order covering such elimination, payment will be made to the Contractor for actual costs incurred in connection with such eliminated contract item if incurred prior to the date of notification in writing by the Engineer of such elimination.

b.

If acceptable material is ordered by the Contractor for the eliminated item prior to the date of notification of such elimination by the Engineer, and if orders for such material cannot be canceled, it will be paid for at the actual cost to the Contractor.  In such case, the material paid for shall become property of the Owner and the actual cost of any further handling will be paid for by the Owner.  If the material is returnable to the

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vendor and if the Engineer so directs, the material shall be returned and the Contractor will be paid for the actual cost of charges made by the vendor for returning the material.  The actual cost of handling returned material will be paid for.

c.

The actual cost or charge to be paid by the Owner to the Contractor as provided in this Article 10 will be computed in the same manner as if the Work were to be paid for on a force account basis as provided in Article 11 of the General Conditions.

ARTICLE 11 - CHANGE OF CONTRACT PRICE

11.1

General:

a.

The Contract Price constitutes the total compensation (subject to Owner-authorized adjustments) payable to the Contractor for performing the Work.  All duties, responsibilities, and obligations assigned to or undertaken by the Contractor shall be at its expense without change in the Contract Price.

b.

The Contract Price may only be changed by a Change Order.  Any claim for an increase or decrease in the Contract Price shall be based on written notice delivered by the party making the claim to the other party and to the Engineer promptly (but in no event later than 30 days) after occurrence of the event giving rise to the claim and stating the general nature of the claim.  Notice of the amount of the claim with supporting data shall be delivered within 60 days after such occurrence (unless the Engineer allows an additional period of time to ascertain more accurate data in support of the claim) and shall be accompanied by claimant's written statement that the amount claimed covers all known amounts (direct, indirect, and consequential) to which the claimant is entitled as a result of the occurrence of said event.  All claims for adjustment in the Contract Price shall be determined by the Engineer in accordance with Article 9.8, herein, if the Owner and the Contractor cannot otherwise agree on the amount involved.  No claim for an adjustment in the Contract Price will be valid if not submitted in accordance with this Article 11.1b.

c.

The value of any Work covered by a Change Order or Work Directive Change or of any claim for an increase or decrease in the Contract Price shall be determined in one of the following ways:

1.

Where the Work involved is covered by unit prices contained in the Contract Documents, by application of unit prices to the quantities of the items involved.

2.

By mutual acceptance of a lump sum (which may include an allowance for overhead and profit not necessarily in accordance with Article 11.4, herein).

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3.

On the basis of the Cost of the Work (determined as   provided in Articles 11.2 and 11.3, herein), plus the Contractor's Fee for overhead and profit (determined as provided in Article 11.4, herein).

11.2

Cost of the Work (Based on Time, Materials, and Equipment and Contractor's Overhead and Profit):

a.

General:  The term "Cost of the Work" shall mean the sum of all costs necessarily incurred and paid by the Contractor for labor, materials and equipment plus Contractor's overhead and profit in the proper performance of Work.  Except as otherwise may be agreed to in writing by the Owner, such costs shall be in amount no higher than those prevailing in the locality of the Project.

b.

Labor:  The cost of labor used in performing Work by the Contractor, a subcontractor or other forces will be the sum of the following:

1.

The actual wages paid plus any employer payments to, or on behalf of Work for fringe benefits including health and welfare, pension,

vacation, and similar purposes.  The cost of labor may include the wages paid to foremen when determined by the Engineer that the services of foremen do not constitute a part of the overhead allowance as defined in Article 11.4, herein.

2.

To the actual wages defined in Article 11.2b.(1), herein, will be added a labor surcharge of five percent.  Said labor surcharge shall constitute full compensation for all payments imposed by the State and Federal laws and for all other payments made to, or on behalf of, the Workers, other than actual wages as defined in Article 11.2b(1), herein, and subsistence and travel allowance as specified in     Article 11.2b(1), herein.

3.

The amount paid for subsistence and travel required by collective bargaining agreements, or in accordance with the regular practice of the employer.

At the beginning of the extra Work as later requested by the Engineer, the Contractor shall furnish the Engineer, proof of labor compensation rate being paid.

c.

Materials:  The cost of materials used in performing Work will be the cost to the purchaser, whether Contractor or subcontractor, from the supplier thereof, except as the following are applicable:

1.

Trade discounts available to the purchaser shall be credited to the Owner notwithstanding the fact the such discounts may not have been taken by the Contractor.

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2.

For materials secured by other than a direct purchase and direct billing to the purchaser, the cost shall be deemed to be the price paid to the actual supplier as determined by the Engineer.  Markup except for actual cost incurred in the handling of materials will not be allowed.

3.

Payment for materials from sources owned wholly or in part by the purchase shall not exceed the price paid by the purchaser for similar materials from said source on extra Work items or the current wholesale price for such materials delivered to the Work site, whichever price is lower.

4.

If in the opinion of the Engineer the cost of materials is excessive, or the Contractor does not furnish satisfactory evidence of the cost of such materials, then the cost shall be deemed to be the lowest current wholesale price for the quantity concerned delivered to the Work site less trade  discount.  The Owner reserves the right to furnish materials for the extra Work and no claim shall be made by the Contractor for costs, overhead, and profit on such materials.

d.

Equipment:  The Contractor will be paid for the use of equipment at the rental rate listed for such equipment specified in the Supplementary General Conditions.  Such rental rate will be used to compute payments for equipment whether the equipment is under the Contractor's control through direct ownership, leasing, renting, or another method of acquisition.  The rental rate to be applied for use of each item of equipment shall be the rate resulting in the least total costs to the Owner for the total period of use.  If it is deemed necessary by the Contractor to use equipment not listed in the foregoing publication, an equitable rental rate for the equipment will be established by the Engineer.  The Contractor may furnish cost data which might assist the Engineer in the establishment of the rental rate.

1.

All equipment shall, in the opinion of the Engineer, be in good Working condition and suitable for the purpose for which the equipment is to be used.

2.

Before construction equipment is used on the extra Work, the Contractor shall plainly stencil or stamp an identifying number thereon at a conspicuous location, and shall furnish to the Engineer, in duplicate, a description of the equipment and its identifying number.

3.

Unless otherwise specified, manufacturer's ratings and manufacturers approved modifications shall be used to classify equipment for the determination of applicable rental rates.  Equipment which has not direct power unit shall be powered by a unit of at least the minimum rating recommended by the manufacturer.

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4.

Individual pieces of equipment or tools having a replacement value of $500 or less, whether or not consumed by use, shall be considered to be small tools and no payment will be made therefor.

5.

Rental time will not be allowed while equipment is inoperative due to breakdowns.

e.

Equipment on the Work:  The rental time to be paid for equipment on the Work shall be the time the equipment is in productive operation on the extra Work being performed and, in addition, shall include the time required to move the equipment to the location of the extra Work and return it to the original location or to another location requiring no more time than that required to return it to its original location; except, that moving time will not be paid of the equipment is used on other than the extra Work, even though located at the site of the extra Work.  Loading and transporting costs will be allowed, in lieu of moving time, when the equipment is moved by means other than its own power, except that no payment will be made for loading and transporting costs when the equipment is used at the site of the extra Work on other than the extra Work.  The following shall be used in computing the rental time of equipment on the Work.

1.

When hourly rates are listed, any part of an hour less than 30 minutes of operation shall be considered to be 1/2-hour of operation, and any part of an hour greater than 30 minutes will be considered one hour of operation.

2.

When daily rates are listed, any part of a day less than 4 hours operation shall be considered to be 1/2-day of operation.

3.

When owner-operated equipment is used to perform extra Work to be paid for on a time and material basis, the Contractor will be paid for the equipment and operator, as set forth in Subparagraph (4), (5), and (6) following:

4.

Payment for the equipment will be made in accordance with the provisions in Article 11.2d, herein.

5.

Payment for the cost of labor and subsistence or travel allowances will be made at the rates paid by the Contractor to other Workers operating similar equipment already on the Work, or in the absence of such labor, established by collective bargaining agreements for the type of Workmen and location of the extra Work, whether or not the operator is actually covered by such an agreement.  A labor surcharge will be added to the cost of labor described herein in accordance with the provisions of Article 11.2b, herein, which surcharges shall constitute full compensation for payments imposed by state and federal laws and all other payments made to on behalf of Works other than actual wages.

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6.

To the direct cost of equipment rental and labor, computed as provided herein, will be added the allowances for equipment rental and labor as provided in Article 11.4, herein.

11.3

Special Services:

a.

Special Work or services are defined as that Work characterized by extraordinary complexity, sophistication, or innovation or a combination of the foregoing attributes which are unique to the construction industry.  The following may be consideration by the Engineer in making estimates for payment for special service:

1.

When the Engineer and the Contractor, by agreement, determine that a special service or Work is required which cannot be performed by the forces of the Contractor or those of any of its Subcontractors, the special service or Work may be performed by an entity especially skilled in the Work to be performed.  After validation of invoices and determination of market values by the Engineer, invoices for special services or Work based upon the current fair market value thereof may be accepted without complete itemization of labor, material, and equipment rental costs.

2.

When the Contractor is required to perform Work necessitating special fabrication or machining process in a fabrication or machine shop facility away from the job site, the charges for that portion of the Work performed at the off-site facility may, by agreement, be accepted as a special service and accordingly, the invoices for the Work may be accepted without detailed itemization.

3.

All invoices for special services will be adjusted by deducting all trade discounts offered or available, whether the discounts were taken or not.  In lieu of the allowances for overhead and profit specified in Paragraph 11.4, herein, an allowance of 5 percent will be added to invoice for special service.

b.

All Work performed hereunder shall be subject to all of the provisions of the Contract Documents and the Contractor's Surety shall be bound with reference thereto as under the original Agreement.  Copies of all amendments to Surety bonds or supplemental Surety bonds shall be submitted to the Owner for review prior to the performance of any Work hereunder.

11.4

Contractor's Overhead and Profit:

a.

Work ordered on the basis of time and material will be paid for at the necessary cost as determined by the Engineer, plus allowances for overhead and profit.  For extra Work involving a combination of increases and decreases in the Work, the actual necessary cost will be the arithmetic sum of the additive and deduction costs.

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The allowance for overhead and profit shall include full compensation for superin- tendence, bond and insurance premiums, taxes, office expense, and all other items of expense or cost not included in the cost of labor, materials, or equipment provided for under Paragraph 11.2b, c, and d, herein including extended overhead and home office overhead.  The allowance for overhead and profit will be made in accordance with the following schedule:

 ACTUAL

          OVERHEAD AND

     NECESSARY COST

                             PROFIT ALLOWANCE

Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20  percent

Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15   percent

Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15   percent

b.  It is understood that labor, materials, and equipment may be furnished by the Contractor or by the Subcontractor on behalf of the Contractor.  When all or any part of the extra Work is performed by a Subcontractor, the allowance specified herein shall be applied to the labor, materials, and equipment costs of the Subcontractor, to which the Contractor may add 5 percent of the Subcontractor's total cost for the extra Work.  Regardless of the number of hierarchical tiers of Subcontractors, the 5 percent increase above the Subcontractor's total cost which includes the allowances for overhead and profit specified herein may be applied onetime only for each separate Work transaction.  No markup allowance will be made for sub-Subcontractors or below.

11.5

Records:

a.

The Contractor shall maintain its records in such manner as to provide distinction between the direct cost of each separate item of extra Work, disputed Work, emergency Work, or other Work paid for on a Cost of Work basis and the costs of other operations.

b.

From the foregoing records, the Contractor shall furnish the Engineer completed Daily Work Reports, on forms furnished by the Owner, for each day's Work or portion of each day's Work to be paid for on a force account basis.  The Daily Work Reports shall itemize the materials used, and shall cover the direct cost of labor and the charges for equipment rental, whether furnished by the Contractor, subcontractor, or other forces, except for charges described in Article 11.3, "Special Services."  The Daily Work Report shall provide names or identifications and classifications of all Workmen, the hourly rate of pay and hours Worked by each, and also the size, type, and identification number of equipment, and the hours operated.

c.

Material charges shall be substantiated by valid copies of vendor's invoice.  Such invoices shall be submitted with the Daily Work Reports, or if not available, they shall be submitted with subsequent Daily Work Reports.  Should said vendor's invoices not be

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submitted within 60 days after the date of delivery of the material or within 15 days after the acceptance of the Contract, whichever occurs first, the Owner reserves the right to establish the cost of such materials at the lowest current wholesale prices at which said materials were available in the quantities concerned delivered to the location of Work less any discounts as provided in Article 11.2(c), herein.

d.

Said Daily Work Reports shall be signed by the Contractor or its authorized representative.

e.

The Engineer will compare his or her records with the completed Daily Work Reports furnished by the Contractor and make any necessary adjustments.  When these Daily Work Reports are agreed upon and signed by both parties, said reports shall become the basis of payment for the Work performed, but shall not preclude subsequent adjustment based on a later audit by the Owner.

f.

The Contractor's cost records pertaining to Work paid for on a Cost of Work basis shall be open to inspection or audit by representatives of the Owner, during the life of the Contract and for a period of not less than 3 years after the date of acceptance thereof, and the Contractor shall retain such records for that period.  Where payment or labor is based on the cost thereof to forces other than the Contractor, the Contractor shall make every reasonable effort to insure that the cost records of such other forces will be open to inspection and audit by representatives of the Owner on the same terms and conditions as the cost records of the Contractor.  If an audit is to be commenced more that 60 days after the acceptance date of the Contract, the Contractor will be given a reasonable notice of the time when such audit is to begin.

ARTICLE 12 - CHANGE OF CONTRACT TIME

12.1

General:

a.

The Contract Time may only be changed by a Change Order.  Any claim for an extension or shortening of the Contract Time shall be based on written notice delivered by the party making the claim to the other party and to the Engineer promptly (but in no event later than 30 days) after the occurrence of the event giving rise to the claim and stating the general nature of the claim.  Notice of the extent of the claim with supporting data shall be delivered within 60 days after such occurrence (unless the Engineer allows an additional period of time to ascertain more accurate data in support of the claim) and shall be accompanied by the claimant's written statement that the adjustment claimed is the entire adjustment to which the claimant has reason to believe it is entitled as a result of the occurrence of said event.  All claims for adjustment in the Contract Time shall be determined by the Engineer in accordance with Article 9.8 if the Owner and the Contractor cannot otherwise agree.  No claim for an adjustment in the Contract Time will be valid if not submitted in accordance with the requirements of this Article 12.1a.

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b.

The Contract Time will be extended in an amount equal to time lost on the critical path due to delays beyond the control of the Contractor if a claim is made therefor as provided in Article 12.1a, herein.  Such delays shall include acts by the Owner or others performing additional Work as contemplated by Article 7, herein or by acts of God or of the public enemy, fire, floods, epidemics, quarantine restrictions, strikes, labor disputes, sabotage, or freight embargoes.

c.

All time limits stated in the Contract Documents are part of the Agreement.

12.2

Extensions of Time for Delay Due to Inclement Weather:

a.

Inclement weather is any weather condition or conditions resulting immediately therefrom, causing the Contractor to suspend construction operations or preventing the Contractor from proceeding with at least 50 percent of the normal labor and equipment force engaged on the Work.

b.

Should the Contractor prepare to begin Work at the regular starting time at the beginning of any regular Work shift on any day on which inclement weather, or the conditions resulting from the weather, or the condition of the Work prevents Work from beginning at the usual starting time, and the crew is dismissed as a result thereof, the Contractor will not be charged for a Working day whether or not conditions change thereafter during said day and the major portion of the day could be considered to be suitable for such construction operations.

c.

The Contractor shall base its construction schedule upon the inclusion of the number of days of inclement weather specified in Paragraph entitled "Inclement Weather Delays" of the Supplementary General Conditions.  No extension of the Contract Time due to inclement weather will be considered until after the said number of days of inclement weather has been reached.  However, no reduction in Contract Time will be made if said number of days of inclement weather is not reached.

ARTICLE 13 - WARRANTY AND GUARANTEE; TESTS AND INSPECTIONS;                    CORRECTION, REMOVAL, OR ACCEPTANCE OF DEFECTIVE                            WORK

13.1

Warranty and Guarantee:

The Contractor warrants and guarantees to the Owner and the Engineer that all Work will be in accordance with the Contract Documents and will not be defective.  Prompt notice of all defects known to the Owner or the Engineer shall be given to the Contractor.  Neither the right to inspect, nor the presence of inspectors, the Engineer, consultants, or testing agencies hired by the Owner or the Engineer, nor their general review or approval shall relieve the Contractor from its obligation to perform the Work in accordance with the Contract Documents.  All defective Work, whether or not in place, may be rejected, corrected, or accepted as provided in this Article 13.

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13.2

Access to Work:

a.

The Contractor shall give the Engineer timely notice of readiness of the Work for all required inspections, tests, or approvals, but in no event less than 24 hours notice.

b.

If Laws or Regulations of any public body having jurisdiction other than the Owner require any Work (or part thereof) to specifically be inspected, tested, or approved, the Contractor shall pay all costs in connection therewith and shall furnish the Engineer the required certificates of inspection, testing or acceptance.  The Contractor shall also be responsible for and shall pay all costs in connection with any inspection or testing required in the Owner's or the Engineer's acceptance of a Supplier of materials or equipment submitted for approval prior to the Contractor's purchase thereof for incorporation in the Work.  The cost of all inspections, tests, and approvals in addition to the above which are required by the Contract Documents will be paid by the Owner (unless otherwise specified).

c.

The Engineer will make, or have made, such inspections and tests as the Engineer deems necessary to see that the Work is being accomplished in accordance with the requirements of the Contract Documents.  Unless otherwise specified in the Supplementary General Conditions, the cost of such inspection and testing will be borne by the Owner.

In the event such inspections or tests reveal non-compliance with the requirements of the Contract Documents, the Contractor shall bear the cost of corrective measures deemed necessary by the Engineer, as well as the cost of subsequent reinspection and retesting.  Neither observations by the Engineer nor inspections, tests, or approvals by others shall relieve the Contractor from the Contractor's obligation to perform the Work in accordance with the Contract Documents.

d.

All inspections, tests, or approvals other than those required by Laws or Regulations of any public body having jurisdiction shall be performed by organizations acceptable to the Engineer.

e.

If any Work (including the Work of others) that is to be inspected, tested, or approved is covered without written concurrence of the Engineer, it shall, if requested by the Engineer, be uncovered for observation.  Such uncovering shall be at the Contractors's expense unless the Contractor has given the Engineer timely notice of the Contractor's intention to perform such test or to cover the same and the Engineer has not acted with reasonable promptness in response to such notice.

f.

If any Work is covered contrary to the written request of the Engineer, it shall, if requested by the Engineer, be uncovered for the Engineer's observation and replaced at the Contractor's expense.

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g.

If the Engineer considers it necessary or advisable that covered Work be observed by the Engineer or inspected or tested by others, the Contractor, at the Engineer's request, shall uncover, expose, or otherwise make available for observation, inspection, or testing, as the Engineer may require, that portion of the Work in question and shall furnish all necessary labor, material, and equipment.  If it is found that such Work is defective, the Contractor shall bear all direct, indirect, and consequential cost of such uncovering, exposure, observation, inspection, and testing and of satisfactory reconstruction, including but not limited to fees and charges of engineers, architects, attorneys, and other professional.  However, if such Work is not found to be defective, the Contractor shall be allowed an increase in the Contract Price for such uncovering, exposure, observation, inspection, testing, and reconstruction; and, if the parties are unable to agree as to the amount or extent thereof, the Contractor may make a claim therefore as provided in Articles 11 and 12, herein.

h.

The Contractor shall permit on-site video taping, still photography, or motion picture photography of the construction Project.  The Owner will notify the Contractor prior to the commencement of any video taping and/or photography by the Owners personnel and/or its agents and shall make a reasonable effort to give the Contractor at least 24 hours notice of its intent to video tape or photograph the Project.  The Contractor shall cooperate with and shall coordinate with Owner personnel or their authorized representatives in its efforts to carry out such video taping and/or photography.  The Contractor shall give notice to all employees and Subcontractors of such video taping and/or photography to be out of view of the camera, if requested to do so, during video taping and/or photographing of the construction Project.

i.

Inspection may be performed at any time by Federal/State/Local governmental representatives and agents.

13.3

Owner May Stop the Work:

If the Work is defective, or the Contractor fails to perform the Work in such a way that the completed Work will not conform to the Contract Documents, the Owner may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, this right of the Owner to stop the Work shall not give rise to any duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other party.

13.4

Correction or Removal of Defective Work:

If required by the Engineer, the Contractor shall promptly either correct all defective Work, whether or not fabricated, installed or completed, or, if the Work has been rejected by the Engineer, the Contractor shall remove it from the site and replace it with non-defective Work.  The Contractor shall bear all direct, indirect, and consequential costs of such correction or removal, including but not limited to fees and charges of architects, engineers, attorneys, and other professionals, made necessary thereby.

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13.5

Two Year Correction Period:

a.

If within two years after the date of Completion or such period of time as may be prescribed by Laws or Regulations or by the terms of any applicable special guarantee required by the Contract Documents or by any specific provisions of the Contract Documents, if any Work is found to be defective, the Contractor shall promptly, without cost to Owner and in accordance with Owner's written instructions, either correct such defective Work, or, if it has been rejected by Owner, remove it from the site and replace it with non-defective Work.  If the Contractor does not promptly comply with the terms of such instructions, or in an emergency where delays would cause serious risk of loss or damage, Owner may have the defective Work corrected or the rejected Work removed and replaced, and all direct, indirect and consequential cost of such removal and replacement, including but not limited to fees and charges of architects, engineers, attorneys, and other professionals, shall be paid by the Contractor.  In special circum- stances where a particular item of equipment is placed in continuous service before Substantial Completion of all the Work, the correction period for that item may start to run from an earlier date if so provided in the Contract Documents.

b.

Unless otherwise provided in the Supplementary General Conditions, the Contractor shall provide a post-construction extension of the performance and payment bonds in the amount of 100 percent of the Contract Price, to cover all correction to and repairs or other corrective Work required hereunder, and shall maintain such Bond in full force and effect for two full years following the Notice of Completion.

13.6

Acceptance of Defective Work:

If, instead of requiring correction or removal and replacement of defective Work, the Owner prefers to accept the Work, the Owner may do so.  The Contractor shall bear all direct, indirect, and consequential costs attributable to the Owner's evaluation of and determination to accept such defective Work.  If any such acceptance occurs prior to final payment, a Change Order will be issued incorporating the necessary revision in the Contract Documents with respect to the Work; and the Owner shall be entitled to an appropriate decrease in the Contract Price.

ARTICLE 14 - PAYMENTS TO THE CONTRACTOR AND COMPLETION

14.1

Schedule of Values (Lump-Sum Price Breakdown):

The schedule of values or lump-sum price breakdown established as provided for in the Contract Documents shall serve as the basis for progress payments and will be incorporated into a form of Application for Payment acceptable to the Engineer.

14.2

Unit Price Bid Schedule:

Progress payments on account of Unit-Price Work will be based upon the number of units completed.

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14.3

Application for Progress Payments:

a.

Unless otherwise prescribed by law, on the 25 of each month, the Contractor shall submit to the Engineer for review, an Application for Payment filled out and signed by the Contractor covering the Work completed as of the date of the Application and accompanied by such supporting documentation as is required by the Contract Documents.

b.

The Application for Payment shall identify, as a sub-total, the amount of the Contractor's Total Earnings to Date, plus the Value of Materials at the site which have not yet been incorporated into the Work, and less a deductive adjustment for materials installed which were not previously incorporated into the Work, but for which payment was allowed under the provisions for payment for Materials Stored at the Site, but not yet incorporated in the Work.

c.

The Net Payment Due to the Contractor shall be the above-mentioned sub-total from which shall be deducted the amount of retainage specified in the Contract Documents, and the total amount of all previous payments made to the Contractor.

d.

Except as otherwise provided in the Supplementary General Conditions, the value of Materials Stored at the Site shall be an amount equal to the specified percentage of value of such materials as set forth in the Supplementary General Conditions.  Said amount shall be based upon the value of all acceptable materials and equipment not incorporated in the Work but delivered and suitably stored at the site or at another location agreed to in writing; provided, each such individual item of material or equipment has a value of more than $5000 and will become a permanent part of the Work.  The Application for Payment shall also be accompanied by a bill of sale, invoice, or other documentation warranting that the Contractor has received the materials and equipment free and clear of all Stop Notice claims, charges, security interests, and other encumbrances, and evidence that the materials and equipment are covered by appropriate property insurance and other arrangements to protect the Owner's interest therein, all of which must be satisfactory to the Owner.

14.4

Contractor's Warranty of Title:

The Contractor warrants and guarantees that title to all Work, materials, and equipment covered by any Application for Payment, whether incorporated in the Project or not, will pass to the Owner no later than the time of final payment free and clear of all Stop Notice claims.

14.5

Review of Applications for Progress Payments:

a.

The Engineer will, within 7 days after the 25th of each month of submission of an Application for Payment, either indicate in writing a recommendation of payment and present the Application to the Owner, or return the Application to the Contractor indicating in writing the Engineer's reasons for refusing to recommend payment.  In the latter case, the Contractor may make the necessary corrections and promptly resubmit the Application.

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Thirty days after presentation of the Application for Payment with the Engineer's recommendation, the amount recommended will (subject to the provisions of Article 14.5b) become due and when due will be paid by the Owner to the Contractor.

b.

The Owner may refuse to make payments of the full amount recommended by the Engineer because claims have been made against the Owner on account of the Contractor's performance of the Work or Stop Notices have been filed in connection with the Work, or there are other items entitling the Owner to a credit against the amount recommended, as provided in Article 14.9(b), herein, but the Owner must give the Contractor written notice within 20 days (with a copy to the Engineer) stating the reasons for such action.

14.6

Beneficial Use or Occupancy and Partial Utilization:

a.

Partial Utilization:  The Owner shall have the right to utilize or place into service any item of equipment or other usable portion of the Work prior to completion of the Work.  Whenever the Owner plans to exercise said right, the Contractor will be notified in writing by the Owner, identifying the specific portion or portions of the Work to be so utilized or otherwise placed into service.

b.

It shall be understood by the Contractor that until such written notification is issued, all responsibility for care and maintenance of all items or portions of the Work to be partially utilized shall be borne by the Contractor.  Upon issuance of said written notice of partial utilization, the Owner will accept responsibility for the protection and maintenance of all such items or portions of the Work described in the written notice.

c.

Beneficial Use or Occupancy:  The Owner shall have the right, at its option and convenience, to occupy or otherwise make use of all or any part of the project premises at any time prior to substantial completion, upon 14 days written notice to the Contractor.  Beneficial occupancy or use shall be subject to the following conditions:

1.

The Owner shall use its best efforts to prevent occupancy from interfering with the conduct of the Contractor's remaining Work;

2.

The Contractor shall not be required to repair damage to the premises if the same was caused by the Owner's occupancy or use;

3.

The two-year correction period for those portions of the premises occupied and equipment used by the Owner shall start as of the date of actual occupancy or use;

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4.

Occupancy or use shall not constitute acceptance by the Owner either of the completed Work or any portion thereof, nor will it relieve the Contractor from full responsibility for correcting defective Work or materials found before completion and acceptance of all the Work during the period specified in Article 13.6, herein;

5.   Occupancy or use shall not be deemed to be the equivalent of filing a Notice of Completion or a Cessation of Labor;

6.

There shall be no added cost to the Owner due to pre-completion occupancy or use;

7.

The Contractor and its Surety shall execute a "No Change in Price" Change Order prepared pursuant to this Article 14.6;

8.

Effective 12:01 a.m. local time at the Project site at the date of beneficial occupancy or use stipulated in the Change Order, the Contractor shall be released from the obligations of maintaining fire and extended coverage insurance covering those portions of the premises occupied by the Owner pursuant to this Article 14, but shall maintain all other insurance required by the Contract in full force and effect.  The Owner shall obtain fire and extended coverage insurance or maintain equivalent self-insurance covering those portions of the premises occupied or used pursuant to this Article 14.6.

14.7

Substantial Completion:

a.

When the Contractor considers the Work ready for its intended use, the Contractor shall notify the Owner and the Engineer in writing that the Work is substantially complete and request that the Engineer prepare a Notice of Completion.  Within a reasonable time thereafter, the Owner, the Contractor, and the Engineer shall make an inspection of the Work to determine the status of completion.  If the Engineer does not consider the Work substantially complete, the Engineer will notify the Contractor in writing, giving the reasons therefor.  If the Engineer considers the Work substantially complete, the Engineer will prepare and deliver to the Owner for its execution, Notice of Completion signed by the Owner, the Engineer, and the Contractor, which shall fix the date of Substantial Completion.  As applicable, there shall be attached to the said Notice a list of items to be completed or corrected before release of retainage or funds withheld to secure payment for such items remaining to be completed or corrected. The initial punch list of items to be completed or corrected shall be prepared by the Engineer, subject to review and acceptance by the Resident Project Representative, acting for the Owner.  The Contractor shall complete all punch list items within 20 days of notice.

b.

Completion shall mean Substantial Completion, which shall mean substantial performance of the Contract as defined in Black's Law Dictionary 4th Edition, by West Publishing Co., St. Paul, MN, See definition of "Completion" and "Substantial Completion" in Article 1, herein.

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14.8

Final Application for Payment:

After the Contractor has completed all such corrective Work referred to in Article 14.7, herein, and delivered all maintenance and operating instructions, schedules, guarantees, Bonds, certificates or inspection, marked-up record documents and other documents, all as required by the Contract Documents, and after the Engineer has indicated that the Work is acceptable, the Contractor may make application for final payment following the procedure for progress payments.  The final Application for Payment shall be accomplished by all documentation called for in the Contract Documents, together with complete and legally effective releases or waivers (satisfactory to the Owner) of all liens arising out of or filed in connection with the Work.

14.9

Final Payment and Acceptance:

a.

If, on the basis of the Engineer's observation of the Work during construction and final inspection, and the Engineer's review of the final Application for Payment and accompanying documentation, all as required by the Contract Documents, the Engineer is satisfied that the Work has been substantially completed, and the Contractor's other obligations under the Contract Documents have been fulfilled, the Engineer will, within 20 days after receipt of the final Application for Payment, indicate in writing the Engineer's recommendation of payment and present the Application to the Owner for payment.

b.

After acceptance of the Work by the Owner's governing body, the Owner will make final payment to the Contractor of the amount remaining after deducting all prior payments and all amounts to be kept or retained under the provisions of the Contract Documents, including the following items:

1.

Liquidated damages, as applicable.

2.

Two times the value of outstanding items of correction work or punch list items indicated on the Notice of Completion as being yet uncompleted or uncorrected, as applicable.  All such work shall be completed or corrected to the satisfaction of the Owner within the time stated on the Notice of Completion, otherwise the Contractor does hereby waive any and all claims to all monies withheld by the

Owner to cover the value of all such uncompleted or uncorrected items.

14.10

Releases of Retainage and Other Deductions:

a.

After executing the necessary documents to initiate the Stop Notice filing period, and not more than 45 days thereafter (based upon a 30-day filing period and 15-day processing time), the Owner will release to the Contractor the retainage funds or securities withheld pursuant to the Agreement, less any deductions to cover pending claims against the Owner pursuant to Article 14.5b, herein.

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b.

After filing of the necessary documents to initiate the Stop Notice filing period, the Contractor shall have 30 days to complete any outstanding items of correction work remaining to be completed or corrected as listed on a final punch list made a part of the Notice of Completion.  Upon expiration of the 45 days referred to in Article 14.10a, the amounts withheld pursuant to the provisions of Article 14.9b, herein, except for liquidated damages in Article 14.9, for all remaining Work items will be returned to the Contractor; provided, that said work has been completed or corrected to the satisfaction of the Owner within said 30 days.  Otherwise, the Contractor does hereby waive any and all claims for all monies withheld by the Owner under the Contract to cover 2 times the value of such remaining uncompleted or uncorrected items.

14.11

Contractor's Continuing Obligation:

The Contractor's obligation to perform and complete the Work in accordance with the Contract Documents shall be absolute.  Neither recommendation of any progress or final payment by the Engineer, nor the issuance of a Notice of Completion, nor any payment by the Owner to the Contractor under the Contract Documents, nor any use or occupancy of the Work or any part thereof by the Owner, nor any act of acceptance by the Owner nor any failure to do so, nor any review and approval of a Shop Drawing or sample submittal, will constitute an acceptance of work not in accordance with the Contract Documents or a release of the Contractor's obligation to perform the Work in accordance with the Contract Documents.

14.12

Final Payment Terminates Liability of the Owner:

Final payment is defined as the last progress payment made to the Contractor for earned funds, less retainage or other withheld funds, as applicable, including the deductions listed in Article 14.9b, herein.  The acceptance by the Contractor of the final payment referred to in Article 14.9 herein, shall be a release of the Owner and its agents from all claims of liability to the Contractor for anything done or furnished for, or relating to, the Work or for any act or neglect of the Owner or of any person relating to or affecting the Work, except demands made against the Owner for the remainder, if any, of the amounts kept or retained under the provisions of Article 14.9, herein; and excepting all pending, unresolved claims filed prior to the date of the Notice of Completion.

ARTICLE 15 - SUSPENSION OF WORK AND TERMINATION

15.1

Suspension of Work by Owner:

The Owner, acting through the Engineer, may, at any time and without cause, suspend the Work or any portion thereof for a period of not more than 90 days by notice in writing to the Contractor.  The Contractor shall resume the Work on receipt from the Engineer of a Notice of Resumption of Work.  The Contractor shall be allowed an increase in the Contract Price or an

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extension of the Contract Time, or both, directly attributable to any suspension if the Contractor makes an approved claim therefor as provided in Articles 11 and 12, herein.

15.2

Termination of Agreement by Owner (Contractor Default):

a.

In the event of default by the Contractor, the Owner may give 10 days written notice to the Contractor of Owner's intent to terminate the Agreement and provide the Contractor an opportunity to remedy the conditions constituting the default.  It shall be considered a default by the Contractor whenever the Contractor shall:

1.

Declare bankruptcy, become insolvent, or assigns

its assets for the benefit of its creditors;

2.

Fail to provide materials or workmanship meeting

the requirements of the Contract Documents;

3.

Disregard or violate provisions of the Contract

Documents or Engineer's instructions;

4.

Fail to prosecute the Work according to the

approved construction schedule; or

5.

Fails to provide a qualified, full-time

Superintendent or Project Manager at the site,

competent workers, or materials or equipment meeting the requirements of the Contract Documents.  If the Contractor fails to remedy the conditions constituting default within the time allowed, the Owner may then issue the Notice of Termination.

b.

In the event that the Agreement is terminated in accordance with Article 15.2a, herein, the Owner shall have the right to take possession of the Work and may complete the Work by whatever method or means the Owner may select.  The cost of completing the Work shall be deducted from the balance which would have been due the Contractor had the Agreement not been terminated and the Work completed in accordance with the Contract Documents.  If such cost exceeds that balance which would have been due, the Contractor shall pay the excess amount to the Owner.  If such cost is less than the balance which would have been due, the Contractor shall not have a claim to the difference.

15.3

Termination of Agreement by Owner (For Convenience):

a.

The Owner may terminate the Agreement at any time if it is found that reasons beyond the control of either the Owner or the Contractor make it impossible or against the Owner's interest to complete the Work.  In such a case, the Contractor shall have no claims against the Owner except:

1.

For the value of the work performed up to the date

the Agreement is terminated; and

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2.

For the cost of materials and equipment on hand, in transit, or on definite commitment, as of the date of the Agreement is terminated, which would have been needed in the Work and which meets the requirements of the Contract Documents.  The value of Work performed and the cost of materials and equipment delivered to the site, as mentioned above, shall be determined by the Engineer in accordance with the procedure prescribed for the making of the final application for payment and payment under Articles 14.8 and 14.9, herein.

15.4

Termination of Agreement by Contractor:

The Contractor may terminate the Agreement upon 14 days written notice to the Owner, whenever:

1.

The Work has been suspended under the provisions of Article 15.1, herein, for more than 90 consecutive days through no fault or negligence of the Contractor, and notice to resume Work or to terminate the Agreement has not been received from the Owner within this time period; or

2.

The Owner should fail to pay the Contractor any monies due him or her in accordance with the terms of the Contract Documents and within 60 days after presentation to the Owner by the Contractor of a request therefor, unless within said 14-day period the Owner shall have remedied the condition upon which the payment delay was based.

ARTICLE 16 - RESOLUTION OF CONSTRUCTION CLAIMS

a.

Any question about interpretation or clarification, disagreement, or claim that has been timely referred to the Engineer in accordance with Article 9.8, except any which have been waived by the making or accepting of final payment, shall upon timely demand of either party be subject to resolution under the following provisions and the provisions of Article 18.17, herein.

b.

No demand for arbitration or liquidation may be made until the earlier of the following listed items:

1.

The date on which the Engineer has issued a written decision as provided in Article 9.8a.

2.

The sixty-first day after the date of the Engineer's receipt of a claim or dispute, or for an adjustment of Contract terms, or both, if a decision has not been issued by that date.

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c.

Pending a resolution of the claim or dispute, the Contractor shall proceed diligently with the performance of the Contract and in accordance with the Engineer's decision unless the parties to this Contract otherwise agree in writing.

ARTICLE 17 - MISCELLANEOUS

17.1

Giving Notice:

Whenever any provisions of the Contract Documents requires the giving of written notice, it will be deemed to have been validly given if delivered in person to the individual or to a member of the firm or an officer of the corporation for whom it is intended, or if delivered at or sent by registered or certified mail, postage prepaid, to the last business address know to the giver of the notice.

17.2

Title to Materials Found on the Work:

The Owner shall have the right to retain title to all soil, stone, sand, gravel and other materials developed and obtained from excavations and other operations connected with the Work if the Contractor is so notified during the construction Work.

Unless otherwise specified in the Contract Documents, neither the Contractor nor any Subcontractor shall have any right, title, or interest in or to any such materials.  The Contractor will be permitted to use in the Work, without charge, any such materials which meet the requirements of the Contract Documents.

The Contractor will be required to dispose of all soil, stone, sand, gravel and other materials developed and obtained from excavations and other operations connected with the Work if the Owner determines not to exercise its right to retain title to any such materials.  All material shall be disposed of in accordance with all applicable Federal, State and Local rules, regulations, and ordinances.

17.3

Right to Audit:

If the Contractor submits a claim to the Owner for additional compensation, the Owner shall have the right, as a condition to considering the claims, and as a basis for evaluation of the claims, and until the claim has been settled, to audit the Contractor's books to the extent they are relevant.  This right shall include the right to examine books, record, documents, and other evidence and accounting procedures and practices, sufficient to discover and verify all direct and indirect costs of whatever nature claimed to have been incurred or anticipated to be submitted.  The right to audit shall include the right to inspect the Contractor's plans, or such parts thereof, as may have been engaged in the performance of the Work.  The Contractor further agrees that the right to audit encompasses all Subcontracts and is binding upon Subcontractors.  The right to examine and inspect herein provided for shall be exercisable through such representatives

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as the Owner deems desirable during the Contractor's normal business hours at the office of the Contractor.  The Contractor shall make available to the Owner for auditing, all relevant accounting records and documents, and other financial data, and upon request, shall submit true copies of requested records to the Owner.

ARTICLE 18 - SPECIAL LEGAL REQUIREMENTS FOR PENNSYLVANIA

  PUBLIC WORKS

18.1

State Wage Determinations, if applicable:

a.

The Pennsylvania Prevailing Wage Act requires every Contractor to pay not less than the prevailing rate of per diem wages as determined by the Secretary of the Pennsylvania Department of Labor and Industry.  Copies of such prevailing rate of per diem wages are on file at the office of the Owner, which copies shall be made available to any interested party on request.  The Contractor shall post a copy of such determination at each job site.

b.

The Contractor shall, as a penalty to the Owner, forfeit $50.00 for each calendar day, or portion thereof, for each work paid less than the prevailing rates as determined by the Director of such Work or craft in which such Work is employed for public work done under the contract by him or by any Subcontractor under him.

c.

The Contractor shall pay all workmen employed on Project, regardless of whether any contractual relationship exists or the nature of any contractual relationship which may be alleged to exist between any Contractor, Subcontractor and workmen, not less than once a week without deduction or rebate, on any account, either directly or indirectly, except authorized deductions, the full amounts dues, including contributions for employee benefits, at the time of payment, computed at the rates applicable to the time worked in the appropriate job classification.

d.

The Contractor and each Subcontractor shall post for the entire period of construction the Wage Determinations decision of the secretary, including the effective date of any changes thereof, in a prominent place at the Site.  The posted notice of the wage rates must contain the following information:

1.

The name of the Project being constructed.

2.

The name of the public body for which it is being constructed.

3.

The crafts and classifications of the workmen listed in the Secretary's general prevailing minimum wage rate determination for the Project.

4.

The general prevailing minimum wage rates determined for each craft and classifications along with the effective date of any changes thereto.

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5.

A statement advising workmen that if they have been paid less that the general prevailing minimum wage rate for their job classification or that the Contractor and/or Subcontractor are not complying with the Act in any manner whatsoever, the workman may file a protest in writing with the Secretary of Labor and Industry within 3 months of the occurrence date objecting to the payment as wages for work performed on this Project.  Any workman paid less than the rate specified shall have a civil right of action for the difference between the wage paid and those stipulated, which right of action must be exercised within 6 months from the occurrence of the event creating such right.

e.

The Contractor and each Subcontractor shall limit the number of apprentices employed on this Project to such numbers as shall be in accordance with a bona fide apprenticeship program registered with an approved by the Pennsylvania Apprenticeship and Training Council and only apprentices whose training and employment are in full compliance with the provisions of the Apprenticeship and Training Act No. 304, and the rules and regulations issued pursuant thereto.  Any  workman using the tools of a craft who does not qualify as an apprentice within the provisions of this subsection shall be paid the journeyman rate in that particular craft or classification.

f.

The Contractor and each Subcontractor shall agree that payment of compensation to workmen on this Project on a lump sum basis, a piece work system or a price certain for the completion of a certain amount of work or result, shall be deemed a violation of this Act regardless of the hourly earnings resulting therefrom.  In addition, employers not party to a Contract requiring contributions for employee benefits, which the Secretary has determined to be included in the prevailing minimum wage rate, shall pay the monetary equivalent thereof directly to the workmen.

g.

The Contractor and each Subcontractor shall keep an accurate record showing the name, craft or classification, number of hours worked per day and the actual hourly rate of wage paid (including employee benefits) to each workman employed by him or her on this Project and such records must include any deductions withheld.  The record shall be preserved for 2 years from the date of payment and shall be open at all reasonable hours to the inspection of the public body awarding the Contract and to the Secretary or his or her duly authorized representative.

h.

The Contractor and each Subcontractor shall file weekly wage certificates and a final wage certificate at the conclusion of the Work on the Contract, under oath and in a form satisfactorily to the Secretary (copy of approved from bound into these Specifi- cations) certifying that all workmen have been paid to set forth the amount due and owing to each workman, respectively.  One (1) copy of each such notarized certificates shall be forwarded to the Engineer along with the Contractor's Application for Payment and payment is contingent on the receipt of these certificates.   Failure to file such

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certificates with the Secretary and upon notification by the Secretary of the filing of wage claims by any workman, the awarding agency may withhold from the monies due to the Contractor or Subcontractor sufficient funds to pay all claims determined to be valid and when so directed by the Secretary, shall pay the wages directly to the workman.

18.2

Workers' Compensation:

a.

In accordance with the Pennsylvania Labor Code, the Contractor shall secure the payment of compensation to its employees.

b.

Prior to beginning work under the Contract, the Contractor shall sign and file with the Owner the following certification:

"I am aware of the provisions of the Pennsylvania Labor Code which required every employer to be insured against liability for workers' compensation or to undertake self-insurance in accordance with the provision of that code, and I will comply with such provisions before commencing the performance of the Work of the Contract."

c.

Notwithstanding the foregoing provisions, before the Contract is executed on behalf of the Owner, a bidder to who a Contract has been awarded shall furnish satisfactory evidence that it has secured in the manner required and provided by law the payment of workers' compensation.

18.3

Apprentices on Public Works:

The Contractor shall comply with all applicable provisions of the Pennsylvania Labor Code relating to employment of apprentices on public works.  Pennsylvania has a resident labor requirement set out in 43 P.S. et. seq. 154 requiring Contractors to hire laborers and mechanics who have been residents for 90 days.

18.4

Working Hours:

The Contractor shall comply with all applicable provisions of the Pennsylvania Labor Code relating to working hours.  The Contractor shall, as a penalty to the Owner, forfeit $25.00 for each worker employed in the execution of the Contract by the Contractor or by and Subcontractor for each calendar day during which such worker is required or permitted to work more than 8 hours in any one calendar day and 40 hours in any one calendar week, unless such work receives compensation for all hours worked in excess of 8 hours at not less than 1-1/2 time the basic rate of pay.

18.5

Contractor Not Responsible For Damage Resulting From Certain Acts of God:

The Contractor shall not be responsible for the costs of repairing or restoring damage to the Work which damage is determined to have been proximately caused by an act of God,

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in excess of 5 percent of the contracted amount, provided, that the Work damaged was built in accordance with accepted and applicable building standards and the plans and specifications of the Owner.  The Contractor shall obtain insurance to indemnify the Owner for any damage to the Work caused by an act of God if the insurance premium is a separate bid item in the bidding schedule for the Work.  For purposes of this section, the term "act of God" shall include only the following occurrences or conditions and effects:  earthquakes in excess of a magnitude of 3.5 on the Richter Scale, and tidal waves.

18.6

Notice of Completion:

Within 20 days after the date of acceptance of the Work by the Owner's governing body, the Owner may file, in the County Recorder's office, a Notice of Completion of the Work.

18.7

Unpaid Claims:

If, at any time prior to the expiration of the period for service of a Stop Notice, there is served upon the Owner a Stop Notice, the Owner shall, until the discharge thereof, withhold from the monies under its control so much of said monies due or to become due the Contractor under this Contract as shall be sufficient to answer the claim stated in such stop notice and to provide for the reasonable cost of any litigation thereunder; provided, that if the Engineer shall, in its discretion, permit the Contractor to file with the Owner a bond to replace the Stop Notice amount, said monies shall not thereafter be withheld on account of such Stop Notice.

18.8

Concrete Forms, Falsework, and Shoring:

The Contractor shall comply fully with the requirements of the  State of Pennsylvania, Department of Labor and Industry and Federal, OSHA, regarding the design of concrete forms, falsework, and shoring, and the inspection of same prior to placement of concrete.  Where the Department requires the services of a civil engineer registered in the State of Pennsylvania to approve design calculations and working drawing of the falsework or shoring systems, or to inspect such systems prior to placement of concrete, the Contractor shall employ a registered civil engineer for these purposes, and all costs therefor shall be included in the price named in the Contract for completion of the Work as set forth in the Contract Documents.

18.9

Retainage From Monthly Payments:

The Contractor may substitute securities for any money withheld by the Owner to insure performance under the Contract.  At the request and expense of the Contractor, securities equivalent to the amount withheld shall be deposited with the Owner or with a state or federally chartered bank as the escrow agent, who shall return such securities to the Contractor upon satisfactory completion of the Contract.  Deposit of securities with an escrow agent shall be subject to a written agreement for in-lieu construction payment retention provided by the Owner between the escrow agent and the Owner which provides that no portion of the securities shall be paid to the Contractor until the Owner has certified to the escrow agent, in writing, that the

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Contract has been satisfactorily completed.  The Owner will not certify that the Contract has been satisfactorily completed until at least 30 days after filing by the Owner of a Notice of Completion.  Securities eligible for investment shall be limited to those listed in Section 16430 of the Government Code and to bank or savings and loan certificates of deposit.

18.10

Public Works Contracts; Assignment to Awarding Body:

In accordance with the Pennsylvania Public Contract Code, the Contractor and Subcontractor shall conform to the following requirements.  In entering into a public works contract or a subcontract to supply goods, services, or materials pursuant to a public works contract, the Contractor or Subcontractor offers and agrees to assign to the awarding body all rights, title, and interest in and to all causes of action it may have arising from purchases of goods, services, or materials pursuant to the public works contract or the subcontract.  This assignment shall be made and become effective at the time the awarding body tenders final payment to the Contractor, without further acknowledgment by the parties.

18.11

Payroll Record; Retention; Inspection; Noncompliance Penalties; Rules

            and Regulations:

(a)

Each Contractor and Subcontractor shall keep an accurate payroll records, showing the name, address, social security number, work classification, straight time and overtime hours worked each day and week, and the actual per diem wages paid to each journeyman, apprentice, work, or other employee employed by him or her in connection with the public work.

(b)

The payroll records enumerated under Article 18.11a shall be certified and shall be available for inspection at all reasonable hours at the principal office of the Contractor on the following basis:

1.

A certified copy of an employee's payroll records  shall be made available to his or her authorized representative on request.

2.

A certified copy of all payroll records enumerated in Article 18.11a,

herein, shall be made available for inspection or furnished upon request to a representative of the body awarding the Contract, the Department of Labor and Industry enforcement office, and the Division of Apprenticeship Standards of the Department of Labor and Industry.

3.

A certified copy of all payroll records enumerated in Article 18.11a, herein, shall be made available upon request by the public for inspection or copies thereof made; provided, however, that a request by the public shall be made through either the body awarding the Contract, the

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Division of Apprenticeship Standards, or the Division of Labor Standards Enforcement.  If the requested payroll records have not been provided pursuant to Articles 18.11b(2), herein, the requesting party shall, prior to being provided the records, reimburse the costs of preparation by the Contractor, Subcon- tractors, and the entity through which the request was made.  The public shall not be given access to the records at the principal office of the Contractor.

(c)

Each Contractor shall file a certified copy of the record, enumerated in Article 18.11a, herein, with the entity that requested the records within 10 days after receipt of a written request.

(d)

Any copy of records made available for inspection as copies and furnished upon request to the public or any public agency by the awarding body, the Division of apprenticeship Standards, or the Division of Labor Standards Enforcement shall be marked or obliterated in such a manner as to prevent disclosure of an individual's name, address, and social security number.  The name and address of the Contractor awarded the Contract or performing the Contract shall not be marked or obliterated.

(e)

The Contractor shall inform the body awarding the contract of the location of the records enumerated under Article 18.11a, herein, including the street address, city and county, shall, within 5 working days, provide a notice of a change of location and address.

(f)

In the event of noncompliance with the requirements of this Section, the Contractor shall have 10 days in which to comply subsequent to receipt of written notice specifying in what respects the Contractor must comply with this Section.  Should noncompliance still be evident after the 10-day period, the Contractor shall, as a penalty to the state or political subdivision on whose behalf the Contract is made or awarded, forfeit 25 dollars for each calendar day, or portion thereof, for each worker, until strict compliance is effectuated.  Upon the request of the Division of Apprenticeship Standards or the Division of Labor Standards Enforcement, these penalties shall be withheld from progress payments then due.

(g)

A copy of all payrolls shall be submitted weekly to the Engineer.  Payrolls shall contain the full name, address and social security number of each employee, his or her correct classification, rate of pay, daily and weekly number of hours worked, itemized deductions made and actual wages paid.  They shall also indicated apprentices and ratio of apprentices to journeymen.  The employee's address and social security number need only appear on the first payroll on which his name appears.  The payroll shall be accompanied by a "Statement of Compliance" signed by the employer or its agent indicating that the payrolls are correct and complete and that the wage rates contained therein are not less than those required by the contract.  The "Statement of Compliance" shall be on forms furnished by the Owner or on any form with identical wording.

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The Contractor shall be responsible for the submission of copies of payrolls of all subcontractors.

(h)

If by the 15 of the month, the Contractor has not submitted satisfactory payrolls for all Work performed during the monthly period ending on or before the 1st of that month, the Owner will retain an amount equal to 1 percent of the estimated value of the Work performed during the month from the next monthly estimate, except that such retention shall not exceed $10,000 nor be less than $1,000.  Retentions for failure to submit satisfactory payrolls shall be additional to all other retentions provided for any monthly period will be released for payment on the monthly estimate for partial payments next following the date that all the satisfactory payrolls for which the retention was made are submitted.

18.12

Cultural Resources/Environmental Laws:

The Contractor's attention is directed to comply with the provisions of the National Historic Preservation Act of 1966 (16 U.S.C. 470.  The Contractor shall comply with all Pennsylvania environmental laws and the regulations promulgated thereunder, including without limitation, the Air Pollution Control Act, the Clean Stream Laws, and the Solid Waste Management Act.

18.13

Protection of Workers in Trench Excavations:

As required by the Pennsylvania Labor Code and OSHA and in addition thereto, whenever Work under the Contract involves the excavation of any trench or trenches 5 feet or more in depth, the Contractor shall submit for acceptance by the Owner or by a registered civil or structural engineer, employed by the Owner, to whom authority to accept has been delegated, in advance of excavation, a detailed plan showing the design of shoring, bracing, sloping, or other provisions to be made for worker protection from the hazard of caving ground during the excavation, of such trench or trenches.  If such plan varies from the shoring system standards established by OSHA or the Division of Industrial Safety, the plan shall be prepared by a registered civil or structural engineer employed by the Contractor, and all costs therefor shall be included in the price named in the Contract for completion of the Work as set forth in the Contract Documents.  Nothing in this Section shall be deemed to allow the use of a shoring, sloping, or other protective system less effective than that required by law and/or regulation.  Nothing in this Section shall be construed to impose tort liability on the Owner, Engineer, or any of their officer, agents, representatives, or employees.

18.14

Travel and Subsistence Pay:

(a)

 The Contractor shall pay travel and subsistence payments to each workerneeded to execute the Work, as such travel and subsistence payments as are required by law and/or regulation.

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(b)

To establish such travel and subsistence payments, the representative of any craft, classification or type of workman needed to execute the Contracts shall file with the Department of Industrial Relations fully executed copies of collective bargaining agreements for the particular craft, classification or type of Work involved.  Such agreements shall be filed within 10 days after their execution and thereafter shall establish such travel and subsistence payments whenever filed 30 days prior to the call for bids.

18.15

Removal, Relocation, or Protection of Existing Utilities:

(a)

In accordance with the provision of P.L. 852, No. 287 and Act 1991-38, any

Contract to which a public agency and Contractor is a party, all parties shall assume the responsibility, between the parties to the Contract, for the timely removal, relocation, or protection of existing main or trunkline utility facilities located on the site of any construction project that is a subject of the Contract or in the vicinity of the Work, such utilities are identified by the public agency in the plans and specification made apart of the Invitation for Bids.  The agency will compensate the Contractor for the costs of locating, repairing damage not due to the failure of the Contractor to exercise reasonable care, and removing or relocating such utility facilities not indicated in the plans which are in the way of the Work.

(b)

The Contractor shall not be assessed liquidated damages for delay in completion of the project, when such delay was caused by the failure of the public agency or the Owner of the utility to provide for removal or relocation of such utility facilities.

(c)

Nothing herein shall be deemed to require the public agency to indicate the presence of existing service laterals or appurtenances whenever the presence of such utilities on the site of the construction project can be inferred from the presence of other visible facilities, such as buildings, meter and junction boxes, on or adjacent to the site of the construction; provided, however, nothing herein shall relieve the public agency from identifying main or trunk lines in the plans and specifications.

(d)

If the Contractor while performing the Contract discovers utility facilities not identified by the public agency in the Contract plans or specifications, he or she shall immediately notify the public agency and utility in writing.

(e)

The public utility, where they are the Owner, shall have the sole discretion to perform repairs or relocation work or permit the Contractor to do such repairs or relocation Work at a reasonable price.

(f)

The Contractor shall call the Pennsylvania One Call Utility System, Inc.,

1-800-242-1776 and each identified utility, at least 3 working days before excavation, drilling, blasting, or demolition is done.  A record of the Work area identification number shall be forwarded to the Engineer before beginning the Work.

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18.16

Contracts for Digging Trenches or Excavations; Notice on Discovery of Hazardous Waste or Other Unusual Conditions; Investigations; Change Orders; Effect on Contract:

In any contract of an Owner which involves digging trenches or other excavations that extend deeper than 4 feet below the surface shall be subject to the following conditions:  The Contractors shall promptly, and before the conditions specified in Article 4.6, herein, are disturbed, notify the public entity in writing, or any of the condition described in Article 4.6, herein.

18.17

Resolution of Construction Claims:

(a)

Any demand of $375,000 or less, by the Contractor for a time extension, payment of money, or damages arising from the Work done by or on behalf of the Contractor pursuant to this contract or payment of an amount which is disputed by the Owner shall be processed in accordance with the provisions of State Law related to informal conferences, non-binding judicially-supervised mediation, and judicial arbitration.

(b)

A single written claim shall be filed under this Article prior to the date of final payment for all demands resulting out of the Contract.

(c)

Within 30 days of the receipt of the claim, the Owner may request additional documentation supporting the claim or relating to defenses or claims the Owner may have against the Contractor.  If the amount if the claim is less that $50,000, the Contractor shall respond to the request for additional information within 15 days after receipt of the request.  The Contractor shall respond to the request within 30 days of receipt if the amount of the claim exceeds $50,000, but is less than $375,000.

(d)

Unless further documentation is requested, the Owner shall respond to the claim within 45 days if the amount of the claim is less than $50,000, or within 60 days if the amount of the claim is more than $50,000 but less than $375,000.  If further documentation is requested, the Owner shall respond within the same amount of time taken by the Contractor to respond, or 15 days, whichever is greater, after receipt of the information if the claim is less than $50,000.  If the claim is more than $50,000 but less than $375,000 and further documentation is requested by the Owner, the Owner shall respond within the same amount of time taken by the Contractor to respond or 30 days, whichever is greater.

(e)

If the Contractor disputes the Owner's response, or the Owner fails to respond, the Contractor may demand an informal conference to meet and confer for settlement of the issues in dispute.  The demand shall be served on the Owner within 15 days after the deadline of the Owner to respond or within 15 days of the Owner's response, whichever occurs first.  The Owner shall schedule the meeting and conference within 30 days of the request.

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(f)

If following the meeting and conference the claim or any portion remains in dispute, the claimant may pursue the remedies authorized by law.  For purposes of these provisions, the running of the period of time within which a claim must be filed shall be tolled from the time the claim is denied, including any period of time utilized by the meeting and conference.

18.18

Pennsylvania Human Relations Act #222, As Amended

(a)

The Contractor agrees to comply with the provisions of the

Pennsylvania Human Relations Act #222, as amended, in providing equal employment opportunities in connection with all the Work performed pursuant to this Contract.  The Contractor, therefore, agrees as follows:

1.

Contractor shall not discriminate against any employee, applicant for employment, independent Contractor or any other person because of race, color, religious creed, ancestry, national origin, age, or sex.  Contractor shall take affirmative action to insure that applicants are employed, and that employees or agents are treated during employment, without regard to their race, color, religious creed, handicap, ancestry, national origin, age, or sex.  Such affirmative action shall include, but is not limited to: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training.  Contractor shall post in conspicuous places, available to employees, agents, applicants for employment, and other persons, a notice to be provided by the contracting agency setting forth the provisions of this Nondiscrimination Clause.

2.

Contract shall, in advertisement or requests for employment placed by it or in its behalf, state all qualified applicants will receive consideration for employment without regard to race, color, religious creed, handicap, ancestry, national origin, age, or sex.

3.

Contractor shall send each labor union or worker's representative with which he has a collective bargaining agreement or other Contract or understanding, a notice advising said labor union or worker's representative of its commitment to this Nondiscrimination Clause.  Similar notice shall be sent to every other source of recruitment regularly utilized by Contractor.

4.

It shall be no defense to a finding of noncompliance with this Non-discrimination Clause that the Contractor has delegated some of its employment practices to any union, training program, or other source of recruitment which prevents it from meeting its obligations.  However, if the evidence indicates that the Contractor was not on notice of the third-party discrimination or made a good faith effort to correct it, such factor shall be considered in mitigation in determining appropriate sanctions.

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5.

Where the practices of the union or any training program or other source of recruitment will result in the exclusion of minority group persons, so that the Contractor will be unable to meet its obligations under this Nondiscrimination Clause; the Contractor shall then employ and fill vacancies through other nondiscriminatory employment procedures.

6.

Contractor shall comply with all state and federal laws prohibiting discrimination in hiring or employment opportunities.  In the event of the Contractor's noncompliance with the Nondiscrimination Clause of this Contract or with any such laws, this Contract may be terminated or suspended, in whole or part, and the Contractor may be declared temporarily ineligible for further Commonwealth Contracts, and such other sanctions may be imposed and remedies invoked.

7.

Contractor shall furnish all necessary employment documents and records to, and permit access to its books, records and accounts by the Contracting Agency for purposes of investigation to ascertain compliance with the provisions of this clause.  If the Contractor does not possess documents or records reflecting the necessary information requested, he shall furnish such information on reporting forms supplies by the Contracting Agency.

8.

Contractor shall actively recruit minority and women subcontractors or subcontractors with substantial minority representation among their employees.

9.

Contractor shall include the provisions of this Nondiscrimination Clause in every subcontract, so that such provisions will be binding upon each Subcontractor.

10.

Contractor obligations under this Clause are limited to the Contractor's facilities within Pennsylvania, or where the Contract is for the purchase of goods manufactured outside of Pennsylvania, the facilities at which such goods are actually produced.

18.19

TRADE PRACTICES ACT

(a)

In accordance with the Trade Practices Act, the Contractor cannot and shall not use or permit to be used in the Work any aluminum or steel products made in foreign country which is listed below as a foreign country which discriminates against aluminum or steel products manufactured in Pennsylvania.  The countries of Brazil, South Korea, Spain and Argentina have been found to discriminate against certain products manufactured in Pennsylvania.  Therefore, the purchase or use of those countries products, as listed below, is not permitted.

1.

Brazil:  Welded carbon steel pipes and tubes; carbon steel

wire rod; tool steel; certain steel products, including hot-rolled stainless steel bar; stainless steel wire rod and cold-formed stainless steel bar; prestressed concrete steel wire strand; hot-rolled carbon steel plate in coil;

hot-rolled carbon steel sheet and cold rolled carbon steel sheet.

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2.

Spain:  Certain stainless steel products, including stainless steel wire rod, hot-rolled stainless steel bars and cold-formed stainless steel bars; prestressed concrete steel wire strand; certain steel products, including hot-rolled steel plate, cold-rolled carbon steel plate, carbon steel structural shapes, galvanized carbon steel sheet, hot-rolled carbon steel bars and cold-formed carbon steel bars.

3.

South Korea:  Carbon steel pipes and tubes; hot rolled carbon steel plate; hot-rolled carbon steel sheet and galvanized steel sheet.

4.

Argentina:  Carbon steel wire rod and cold-rolled carbon steel sheet.

Penalties for violation of this provision may be found in the Trade Practices Act, which penalties include becoming ineligible for public works contracts for a period of three years.

NOTE:  This provision in no way relieves the Contractor of its responsibility to comply with those provisions of this Invitation to Bid which prohibits the use of foreign-made steel and cast iron products.

18.20

STEEL PRODUCTS PROCUREMENT ACT

(a)

The Contractor shall comply with the provisions of the Steel Products Procurement Act which provide in part that if any steel products are to be used or supplied in the performance of the Contract, only steel products as herein defined shall be used or supplied in the performance of this Contract or any Subcontracts hereunder.

(b)

In performance of the Contract, the Contract and all Subcontractors, materialmen,

or suppliers shall use only "Steel Products" rolled, formed, shaped, drawn, extruded, forged, cast, fabricated, or otherwise similarly processed, or processed by a combination of 2 or more of such operations, from steel made in the United States by the open hearth, basic oxygen, electric furnace, Bessement, or other steel making process.  "Steel Products" include not only Cast Iron Products but also Machinery and Equipment listed in United States Department of Commerce Standard Industrial Classifications No. 25 (furniture and fixture), No. 35 (machinery, except electrical) and No. 37 (transportation equipment) and made of fabricated from, or containing steel components.  If a product contains both foreign and U.S. produced steel, a product shall be determined to be a United States steel product only if at least 75 percent of the cost of the articles, materials, and supplies have been mined, produced or manufactured, as the case may be, in the United States.

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Transportation Equipment shall be determined to be a United States steel product only if it complies with Section 165 of Public Law 97-424 (96 Stat 2136).

(c)

When unidentified steel products are supplied under the Contract, and before any payment will be made, the Contractor must provide documentation to the Owner including, but not limited to, invoices, bills of lading and mill certification that the steel was melted and manufactured in the United States.  If a steel product is identifiable from its face, the Contractor must submit certification which satisfies the Owner that the Contractor has fully complied with this provision.  The Owner shall not provide for or make any payments to any person who has not complied with the Act.  Any such payments made to any person by the Owner which should not have been made as a result of the Act shall be recoverable directly for the Contractor, and any Subcontractor, manufacturer or supplier who did not comply with the Act.

(d)

In addition to the withholding of payments, any person who willfully violated any of the provisions of the Act shall be prohibited from submitting any bids to any public agency for a period of 5 years from the date of the determination that a violation has occurred.  In the event that the person who violates the provisions of the Act is a Subcontractor, manufacturer, or supplier, such person shall be prohibited from performing any work or supplying any materials to a public agency for a period of 5 years from the date of the determination that a violation has occurred.

(e)

The Contractor shall include the provisions of the Steel Products Procurement Act in any Subcontract and supply Contract, so that the provision of the Act shall be binding upon each Subcontractor and supplier.

 ◆  END OF GENERAL CONDITIONS  ◆

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INDEX TO GENERAL CONDITIONS OF THE CONTRACT

INDEX IS NOT ALL-INCLUSIVE

Acceptance & Final Payment  14.9

Comprehensive General Liability   5.2b(2)

Acceptance of Defective Work  13.0, 13.6

Concrete Forms, Falsework & Shoring

Activities, Cost Value of  14.1

18.8 (Legal)

Acts of God, Contractor Not Responsible

Construction Schedule, Finalizing  2.7

  18.5 (Legal)

Construction Schedule, Adjusting  6.3

Adjusting Construction Schedule  6.3

Continuing the Work  6.13

Allowable Quantity Variations  10.2

Continuing Obligation of Contractor  14.11

Amending & Supplementing Documents  3.2

Contract Documents  3.1

Application for Payment, Final  14.8

Amending & Supplementing Contract  3.2

Application for Progress Payment  14.3

Intent of  3.1

Applications for Payment  14.5

Precedence  3.3

Apprentice on Public Works  18.3 (Legal)

Reuse of  3.4

Assignment of Contract  6.16

Contract Price, Change of  11.0, 11.1

Assignment of Rights to Owner

Contract, Termination of  15.2, 15.3, 15.4

  18.10 (Legal)

Contractor Not Responsible for Acts of God

Audit, Rights of Owner  17.3

18.5 (Legal)

Authorized Work Variations  9.5

Contractor Submittals  9.7

Availability of Lands  4.1

Contractor Insurance, Owner May Insure for

Beneficial Use or Occupancy  14.6b

5.2f

Bid Schedule, Unit Price  14.2

Contractor Termination of Contract  15.4

Bid Breakdown, Lump Sum Bid  14.1

Contractor Default  15.2

Bonds and Insurance  5.0

Contractor's Superintendent  6.1

Breakdown, Lump Sum Bid  14.1

Contractor's Responsibilities  6.0

Builders Risk Insurance  5.2b(5)

Contractor's Warranty of Title  14.4

Change Orders  9.7, 8.4

Contractor's Continuing Obligation  14.11

Change of Contract Time  12.0, 12.1

Contractor's Cost Records  11.5

Change of Contract Price  11.0, 11.1

Contractor's Daily Reports  6.15

Changes in the Work  13.3

Coordination  7.2

Owner May Change the Work 10.0, 10.1

Copies of Documents  2.2

Owner May Insure for Contractor  5.2f

Correction of Defective Work  13.0, 13.4

Owner, Refusal to Pay  14.5b

Correction Period  13.5

Owner, Suspension of Work by  15.1

Cost of Work  11.2-11.4

Owner Termination of Contract  15.2, 15.3

Cost Value of Activities  14.1

Owner's Responsibilities  8.0

Cost Record, Contractor  11.5

Owner's Representative  9.1

Cultural Resources  18.12 (Legal)

Claims, Resolution of, 16.0, 18.17 (Legal)

Daily Reports by Contractor  6.15

Claims, Unpaid (Legal)  18.7

Decisions or Disputes  9.8

Clarifications & Interpretations  9.4

Decreases, Over 25 Percent  10.4

Commencement of Contract  2.3

Deductions, other  14.10

Communication  8.1

Defective Work, Acceptance of  13.7

Completion, Notice of  18.6 (Legal)

Defective Work, Rejection of  9.6

Completion of the Work  14.0, 14.7b

Defective Work, Removal of  13.4

Completion, Substantial  14.7

Defective Work, Correction of  13.0, 13.4

Comprehensive Automobile Liability

Defects, Acceptance of  13.0

  5.2b(3)

Definitions  1.0

Delays Due to Weather  12.2

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Delivery of Bonds  2.1

Notice, Giving of  17.1

Differing Site Conditions  4.3

Notice of Completion  18.6 (Legal)

Disputes or Decisions  9.8

Obligation of Contractor, Continuing  14.11

Documents, Contract  3.1

On-site Project Representative  9.3

Easements, Lands, & Surveys  8.3

One Year Correction Period  13.5

Eliminated Work Items  10.5

Order of Precedence of Documents   3.3

Emergencies  6.11

"Or Equal" Items  6.4

Engineer Responsibility Limits  9.9

Other Deductions  14.10

Engineer's Status  9.0

Other Work  7.0

Equipment on the Work  11.2e

Overhead & Profit  11.4

Equipment Cost  11.2d

Partial Utilization  14.6a

Existing Structures  4.2b

Payment Application, Final  14.8

Existing Underground Facilities

Payment, Progress, Application for  14.3

  18.15 (Legal)

Payment & Acceptance, Final  14.9

Explorations & Reports 4.2a

Payment, Final, Terminates Liability  14.12

Extensions of Time for Weather  12.2

Payment Application Review  14.5

Falsework, Forms, & Shoring  18.8 (Legal)

Payment for Materials at Site  14.3d

Final Payment Terminates Liability  14.12

Payments to Contractor  8.2, 9.7, 14.0

Final Payment & Acceptance  14.9

Payroll Records  18.11 (Legal)

Final Payment Application  14.8

Pennsylvania Public Contract Laws

Finalization Schedules  2.7

18.0

Forms, Falsework, &  Shoring  18.8 (Legal)

Performance and Other Bonds  5.1

Giving Notice  17.1

Permits  6.6

Guarantee & Warranty  13.0, 13.1

Physical Conditions, General  4.2

Hazardous Waste  4.6, 18.16 (Legal)                               Physical Conditions Shown or Indicated  4.4                                    Hold Harmless  6.14                        Policy Requirements  5.2d

Human Relations Act  18.18

Preconstruction Conference  2.6

Inclement Weather Delays  12.2

Preconstruction Obligations of Contractor 2.5

Increases, Over 25 Percent  10.3

Preliminary Matters  2.0

Indemnification  6.14

Profit & Overhead  11.4

Inspection of Records  18.11 (Legal)

Progress Payment, Application  14.3

Inspections & Tests  8.5, 13.0, 13.3

Project Representation  9.3

Insurance Policy Requirements  5.2d

Protection of Existing Utilities 18.15 (Legal)

Insurance  5.2

Protection of Workers in Trenches

Intent of Contract Documents  3.1

18.13 (Legal)

Interpretations & Clarifications  9.4

Protection & Safety  6.10

Labor Cost  11.2b

Public Contract Laws, Pennsylvania  18.0

Labor, Materials, & Equipment  6.2

Punch List Items, Withholding Payment

Lands, Easements & Surveys  8.3

14.9b(2)

Lands, Availability of  4.1

Quantity Variations, Allowable  10.2

Laws and Regulations  6.7

Records, Contractor's Cost  11.5

Legal Requirements, Public Works  18.0

Reference Points  4.5

Liability, Termination of  14.12

Refusal to Pay, Owner  14.5b

License Fees  6.6

Regulations & Laws  6.7, 18.0

Limits of Engineer Responsibility  9.9

Rejection of Defective Work  9.6

Liquidated Damages  14.9b(1)

Related Work at Site  7.1

Materials at Site, Payment for  14.3d

Release of Retainage  14.10

Materials, Title to  17.2

Relocation of Existing Utilities

Materials Cost  11.2c

18.15 (Legal)

Miscellaneous  17.0

Removal of Defective Work  13.4

Non-Compliance Penalties  18.11 (Legal)

Removal of Existing Utilities  18.15 (Legal)

Notice to Proceed  2.3

Resident Project Representative  9.3

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